SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) April 16, 1999


                           Darling International Inc.
               (Exact Name of Registrant as Specified in Charter)


    Delaware                          0-24620                   36-2495346
   (State or Other               (Commission File              (IRS Employer
   Jurisdiction of                    Number)               Identification No.)
   Incorporation)




251 O'Connor Ridge Blvd., Suite 300 Irving, Texas                    75038
    (Address of Principal Executive Offices)                       (Zip Code)


        Registrant's telephone number, including area code (972) 717-0300


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Disposition of Assets

     On April 5, 1999, Darling International Inc. (the "Company") sold all of the outstanding stock of its subsidiaries International Processing Corporation ("IPC") and International Transportation Service, Inc. ("ITS") to Scope Products, Inc. (the "Buyer") in accordance with a Stock Purchase Agreement (the "Agreement"), dated as of February 9, 1999, between the Company and the Seller.

     Pursuant to the Agreement, the purchase price for the capital stock of IPC and ITS (including a non-competition covenant) was twenty-two million dollars ($22,000,000). Twenty million dollars ($20,000,000) of the purchase price was paid in cash at closing and two million dollars ($2,000,000) was deposited in an escrow account to cover certain post-closing adjustments and indemnification obligations under the Agreement.

     The Agreement has been filed as Exhibit 10.1 to this report and is incorporated herein by reference. The Escrow Agreement, dated April 5, 1999, among the Company, Seller and Norwest Bank Minnesota, N.A., as escrow agent, has been filed as Exhibit 10.2 to this report and is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

          (a)    Not applicable.

          (b)    Pro forma Financial Information.*

          (c)    Exhibits

                   10.1 Stock Purchase Agreement, dated as of February 9, 1999, among Darling International Inc. and Scope Products, Inc.

                   10.2 Escrow Agreement, dated as of April 5, 1999, among Darling International Inc., Scope Products, Inc. and Norwest Bank Minnesota, N.A., as escrow agent.


   ----------------------------------
   * The Registrant intends to file such information on or before June 11, 1999.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           DARLING INTERNATIONAL INC.


Date:  April 16, 1999                By:  /s/ Dennis B. Longmire
                                         ----------------------------------
                                          Name:   Dennis B. Longmire
                                          Title:  Chief Executive Officer


                                     By:  /s/ John O. Muse
                                          ----------------------------------
                                          Name:   John O. Muse
                                          Title:  Chief Financial Officer

                                 EXHIBITS INDEX


Exhibit
Number                               Description
---------           ---------------------------------------------

10.1 Stock Purchase Agreement, dated as of February 9, 1999, among Darling International Inc. and Scope Products, Inc.

10.2 Escrow Agreement, dated as of April 5, 1999, among Darling International Inc., Scope Products, Inc. and Norwest Bank Minnesota, N.A., as escrow agent.

                                                            Exhibit 10.1
                                                            ------------

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement"), is entered into as of February 9, 1999, by and between Darling International Inc., a Delaware corporation ("Seller"), and Scope Products, Inc., a California corporation ("Buyer").

                                    RECITALS

         A. Seller owns all of the issued and outstanding shares of common stock (collectively, the "Shares") of International Processing Corporation, a Georgia corporation ("IPC"), and International Transportation Service, Inc., a Delaware corporation ("ITS"). ITS owns all of the issued and outstanding common stock of Food By-Product Recycling, Inc., an Illinois corporation ("FBR").

         B. IPC, ITS and FBR (collectively, the "Companies") are engaged in the business of processing solids collected from bakeries, pasta manufacturers, snack food producers and others to produce animal feed (the "Acquired Business").

         C. Seller desires to sell and Buyer desires to purchase the Shares upon the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and undertakings contained in this Agreement, Seller and Buyer hereby agree as follows:


         Definitions. All terms in this Agreement having an initial capital shall be defined as set forth in that Glossary which is attached hereto as Exhibit A and incorporated herein by reference.


         Sale and Purchase of the Shares. Subject to the terms and conditions set forth in this Agreement, as of the Closing Date, Seller shall sell, transfer and convey to Buyer, and Buyer shall purchase from Seller, all of the Shares free and clear of all Liens.


         PURCHASE PRICE.

Total Amount. The total purchase price for the Shares shall be $21,500,000, subject to adjustment as provided in this Agreement, and the consideration for the covenant not to compete set forth in Section 12 shall be $500,000 (collectively, the "Purchase Price") .


Payments. At the Closing, Buyer shall pay directly to Seller by wire transfer $19,500,000 for the Shares and $500,000 for the covenant not to compete set forth in Section 12 ("Payments at Closing"). The balance of $2,000,000 ("Escrow") shall be deposited by Buyer with the Escrow Agent in accordance with
Section 8.2 and held and disbursed in accordance with that Escrow Agreement attached as Exhibit B.


         CLOSING.


"Closing.". The consummation of the purchase and sale of the Shares (the "Closing") shall take place at 10:00 a.m. (California time) at the offices of Arter & Hadden LLP, 725 South Figueroa Street, Suite 3400, Los Angeles, California 90017, and shall be as of the last Saturday of the Companies' fiscal month end following satisfaction of the conditions set forth in Sections 10 and 11, or at such other place or on such other date as Seller and Buyer may mutually agree, but no later than April 5, 1999. The Closing shall be deemed to take place at midnight on the Closing Date. Seller and Buyer, on or before the close of business on the Monday immediately following the Closing Date, shall exchange, in person or by overnight courier or by facsimile, all documents required by Sections 10 and 11. As of the Closing Date, a physical inventory of the Companies' inventories of raw materials, finished feed or other finished products and miscellaneous inventories shall be taken by representatives of Seller and Buyer at each of the Facilities in accordance with Section 8.2(b).


Delivery. At the Closing, Seller shall deliver to Buyer the certificates representing all of the Shares, duly endorsed for transfer or accompanied by duly executed stock powers, and Buyer shall deliver (i) to Seller the Payments at Closing, subject to adjustment as provided in this Agreement, and (ii) to the Escrow Agent the Escrow, and the parties shall deliver such other documents as may be required by Sections 10 and 11 of this Agreement.


Facsimile Transmissions. Any agreements, documents or certificates transmitted by one party to the other party by facsimile shall be deemed to have full force and effect as if the facsimile signatures were originals. This Agreement and any originally-executed documents required for the Closing may be transmitted by facsimile, and the party so transmitting such documents shall promptly forward the originals to the other party by overnight courier, no later than three business days following the facsimile transmission.


         REPRESENTATIONS AND WARRANTIES OF SELLER. Seller acknowledges and confirms that Buyer is relying upon the representations and warranties of Seller contained in this Agreement in connection with the execution, delivery and performance of this Agreement and makes the following representations and warranties to Buyer, which representations and warranties shall be true and correct on the date of this Agreement and on the Closing Date:


Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware; IPC is a corporation duly organized, validly existing and in good standing under the laws of Georgia; ITS is a corporation duly organized, validly existing and in good standing under the laws of Delaware; and FBR is a corporation duly organized, validly existing and in good standing under the laws of Illinois. Each of the Companies is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of the business conducted by it or its ownership of property or assets or its employment of employees requires that it be so qualified. IPC is qualified as a foreign corporation in the States of Illinois, Indiana, Kansas, New Jersey, North Carolina, Ohio and Texas; ITS is qualified as a foreign corporation in the States of Illinois and Indiana, and FBR is not qualified as a foreign corporation in any jurisdiction. Seller and the Companies each have the corporate power and authority to own, lease and operate their respective assets, properties and business and to carry on the Acquired Business and such other business as is now being conducted. Seller and the Companies shall deliver to Buyer or its counsel certified copies of their respective certificates or articles of incorporation and bylaws, and all amendments or restatements thereto, all of which are true, correct and complete.


Ownership of Shares;  Capitalization.  Seller is the only record and  beneficial owner of the Shares and the Shares are held free and clear of all Liens and Liabilities, except that the Shares have been pledged, and the assets of IPC and ITS are subject to a security interest under a Security Agreement, dated as of January 22, 1999, with Bank Boston, N.A. as agent for the Secured Parties (as defined therein) (collectively, the "Bank Liens"), all of which Bank Liens will be released on or before the Closing. The Shares constitute all of the issued and outstanding capital stock of IPC and ITS. The number of Shares issued by each of the Companies is set forth on Schedule 5.2. Seller represents that it has good and marketable title to the Shares, free and clear of all Liens, and has the right, title, power and authority to sell, assign, transfer and deliver the Shares to Buyer. Upon delivery to Buyer at the Closing of the certificates representing the Shares, duly endorsed by Seller for transfer to Buyer, Buyer shall be the lawful owner of the Shares, free and clear of all Liens, other than Liens arising from Buyer's acts. IPC is authorized to issue 1,500,000 shares of Class A common stock, $1.00 par value, of which 750,000 Class A shares, and 1,500,000 shares of Class B common stock, $1.00 par value, of which 750,000 Class B shares, together constituting the Shares shown as issued by IPC on
Schedule 5.2, are as of the date of this Agreement and will be on the Closing Date all of the issued and outstanding shares of IPC. ITS is authorized to issue 50 shares of Class A common stock, $100.00 par value, and 50 shares of Class B common stock, $100.00 par value, of which 7.5 Class A shares and 7.5 Class B shares, together constituting the Shares shown as issued by ITS on Schedule 5.2, are as of the date of this Agreement and will be on the Closing Date all of the issued and outstanding shares of ITS. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable, and none of them was issued in violation of any preemptive or other similar right. Seller represents that ITS owns 13,500 shares of the common stock of FBR, that ITS is the only record and beneficial owner of all of the issued and outstanding shares of FBR capital stock, and that all of the FBR shares are free and clear of all Liens.


Consents, Authorizations, Binding Effect, Etc. Seller may execute, deliver and perform this Agreement without the necessity of the Companies or Seller's obtaining any consent, approval, authorization or waiver, giving any notice, making any filings or disclosures or otherwise, except for the filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"). Seller and the Companies have obtained, or shall have obtained prior to Closing, from the New Jersey Department of Environmental Protection a "Letter of Non-Applicability" stating that the Companies and the Facilities and other Property owned or leased by the Companies in the State of New Jersey, and the transactions under this Agreement, are not subject to the New Jersey Industrial Site Recovery Act, as amended, and the rules and regulations promulgated thereunder ("ISRA") and shall provide a copy of such letter to Buyer. Except as described on Schedule 5.3 hereto, no consent, approval, authorization or waiver and no giving of any notice, making of any filings or disclosures or otherwise in connection with the execution, delivery or performance of this Agreement is necessary to assure to the Acquired Business the continuance of its relationships with its present customers or suppliers or the right of Buyer and the Companies to continue to receive the benefits under the contracts (including without limitation, leases, agreements, instruments, licenses, permits, commitments, orders and quotations) of the Acquired Business. This Agreement has been duly authorized, executed and delivered by Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Seller will not (whether with or without notice or the passage of time or both):

     (a) constitute a violation of the certificate or articles of incorporation or the bylaws, as amended, of Seller or any of the Companies;

     (b) except as described on Schedule 5.3 hereto, conflict with, result in the breach of, constitute a default or result in the acceleration of any Lien, Liability or obligation under any contract, lease, agreement, instrument, license, commitment, order or quotation to which any of the Companies is a party or is bound or to which Seller is a party or is bound and which would affect the Acquired Business;

     (c) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court,governmental authority, administrative agency or arbitrator applicable or relating to any of the Companies or Seller or their respective assets or businesses, including, but not limited to, the Acquired Business; or

     (d) result in the creation of any Lien upon any of the assets of any of the Companies or Seller or the Acquired Business.


Minute Books and Stock Records. Seller has made available to Buyer and its counsel all of the minute books and stock records of each of the Companies that are in the possession of Seller or any of the Companies, and such minute books and stock records reflect in all Material respects the corporate actions of the Board of Directors and the shareholders of the Companies.


Financial Statements and Financial Condition.

     (a) Each of the Companies has maintained its books of account in accordance with generally accepted accounting principles consistently applied, and such books and records (i) are and, during the periods covered by the Financial Statements were, correct and complete in all Material respects, fairly and accurately reflect (or reflected as of the date therein) the income, expenses, assets and Liabilities of the Companies and the Acquired Business required to be reflected therein, including the nature thereof and the transactions giving rise thereto, and (ii) provide (or provided as of or at the date therein) a fair and accurate basis for the preparation of the Financial Statements. Without limiting the generality of the foregoing, the assets, Liabilities, and financial condition of the Companies and the Acquired Business are fairly described and properly recorded in all Material respects in the financial and accounting records of the Companies and the Acquired Business underlying the Financial Statements.

     The following unaudited financial statements of the Companies have been delivered by Seller to Buyer:

          (1) the combined consolidated balance sheet (the "1997 Balance Sheet") of the Companies as of January 3, 1998, and the related combined consolidated statements of income for the fiscal year ended on such date (the 1997 Balance Sheet and related statements being herein together referred to as the "1997 Financial Statements");

          (2) the combined consolidated balance sheet (the "1996 Balance Sheet") of the Companies as of December 28, 1996 and the related consolidating statements of income for the fiscal period ended on such date; and

          (3) the combined consolidated balance sheet (the "Interim Balance Sheet") of the Companies as of October 3, 1998, and the related combined consolidated statements of income for the nine months ended on such date.

     (b) The Interim Financial Statements (i) have been reviewed by Seller's accountants as part of Seller's Consolidated Financial Statements from September 1, 1996 to the end of Seller's 1996 fiscal year and for Seller's 1997 fiscal year, but no separate audit reports were given, (ii) have been prepared in conformity with generally accepted accounting principles consistently applied,
(iii) are correct and complete in all Material respects and (iv) present fairly the combined consolidated financial position of the Companies as of the date of such statements and the results of operations of the Companies for the periods covered by such statements, subject in the case of the Interim Financial Statements to normal year-end recurring adjustments, which are not Material in the aggregate, and the absence of notes and schedules thereto.

     (c) The Companies, on the Closing Date, will have no Liabilities or obligations (absolute, contingent or otherwise) of a nature required by generally accepted accounting principles applied on a basis consistent with the Audited Financial Statements to be reflected in financial statements, other than
(i) those set forth or reserved against in the Audited Financial Statements; and
(ii) those incurred since the most recent date of the Audited Financial Statements in the ordinary course of business in arm's-length transactions, and which do not have and cannot reasonably be expected to have, in the aggregate, an adverse effect on the Companies taken as a whole.

The Financial Statements do not include or reflect any assets, liabilities, equity, results of operations or cash flows of any person, corporation, partnership or other business other than the Companies. Except as set forth on
Schedule 5.5, there are, and as of the Closing Date there shall be, no existing, undisclosed Liabilities of the Companies of any nature (absolute, accrued, contingent or otherwise) that are not fully reflected or reserved against in the Financial Statements except for those incurred in the ordinary course of business consistent with past practice subsequent to the most recent date of any of the Financial Statements and except for those incurred in connection with the Corn Price Exceptions.



Title and Condition of Assets. This Section 5.6 does not apply to environmental matters which are covered by Section 5.10. Seller has provided Buyer a list of all personal property owned, leased or used by any of the Companies in connection with the Acquired Business. Schedule 5.6 lists all real property owned, leased or used by the Companies in connection with the Acquired Business. Each of the Companies has good and marketable title to the real property (in fee simple), and has good and unencumbered title to the interests (including without limitation leasehold interests) in real property listed on Schedule 5.6 and to the tangible personal property used by any of the Companies in connection with the Acquired Business free and clear of Liens, other than Liens described on
Schedule 5.6 hereto, including, but not limited to, the Bank Liens which will be released on or before the Closing. To the best knowledge of Seller, no improvement or structure on any Real Property encroaches on any adjacent property or conflicts with the rights of any owner thereof, and no improvement or structure on any property owned or leased by any other person encroaches on any property owned or leased by the Companies.

     The improvements, fixtures and appurtenances on or to the Real Property or owned or leased by the Companies, and the tangible assets of the Companies, taken as a whole, are sufficient to operate the Companies and the Acquired Business in the ordinary course consistent with past practice, except as described on Schedule 5.6 hereto, subject to the need to effect ordinary course repairs which, until effected, will not adversely affect the Companies or the Acquired Business, or the financial condition, results of operations or operations thereof, or require any cost to effect in excess of ordinary course repairs reflected on the Financial Statements. Notwithstanding the foregoing, Buyer acknowledges that Seller shall not be in any way liable under this Agreement for any capital expenditures or other improvements that Buyer may make or desire to make to the Facilities or any equipment therein after the Closing Date other than as a result of Seller's breach of this representation.

     Except as described on Schedule 5.6 hereto, all of the properties and assets used by the Companies in the Acquired Business and the operations thereof are owned or leased by the Companies, and Seller has no interest in such properties and assets. The Acquired Business is not conducted under any specific restriction imposed upon the Companies or the Acquired Business (but not imposed upon other persons conducting similar businesses or operating similar assets for similar purposes in the localities where its business and assets are located) by any zoning, anti-pollution, health or other law, ordinance or regulation.

     Except as described on Schedule 5.6 hereto, none of the assets owned or leased by any of the Companies has been affected by any fire, accident, act of God or any other casualty that Materially adversely impairs the Companies or the Acquired Business, or the financial condition, results of operations or operations thereof.

     Schedule 5.6 hereto includes a complete and correct list of all Real Property and all interests in Real Property (including without limitation leases of real property) identifying such interests, showing also the present use of such Real Property. Seller provided Buyer a complete and correct list of all tangible personal property in the nature of machinery and equipment owned, operated or leased by any of the Companies and used in connection with the Acquired Business. Since September 1, 1996, the Companies have not owned, used, operated or leased any real property other than the properties listed on
Schedule 5.6 hereto and do not own, use, operate or lease any personal property other than that on the list provided by Seller to Buyer. Seller has provided Buyer with copies of all lists of real and personal property provided to Seller in connection with the IPC Acquisition Agreement


Inventories. The inventories of the Companies are merchantable and have been valued at the lower of cost or market in accordance with generally accepted accounting principles applied on a consistent basis. None of the Companies is under any liability or obligation with respect to the return of inventory shipped at any time prior to the Closing Date other than returns in the ordinary course of business consistent with the amount of returns shown on the Financial Statements for similar periods.


Receivables. The trade accounts and other receivables of the Companies, are bona fide receivables, arose out of arm's-length transactions, are recorded correctly on the applicable books and records of the Companies and, except as set forth on
Schedule 5.8 hereto, are collectible within one hundred eighty (180) days after the Closing Date in an amount equal to the aggregate face amount of such receivables, less the amount of any reserves against such receivables which are reflected in the Interim Financial Statements. Except for those described on
Schedule 5.8 hereto, such trade accounts and other receivables are not subject to any counterclaim or set-off, and no basis presently exists for the assertion of any counterclaim or set-off (or the repayment of any receivables or payments heretofore received by the Companies).


Insurance. Schedule 5.9 hereto contains a list of all policies of insurance maintained by Seller under which the Companies are covered, including insurance providing benefits for employees, in effect on the date hereof and generally describing the coverage thereunder, all of which will be in effect on the Closing Date. Except as described on Schedule 5.9 hereto, there are no claims pending or, to the best knowledge of Seller, threatened under said policies or disputes with underwriters, and all premiums due and payable have been paid, and all such policies are in full force and effect in accordance with their respective terms. Except for amounts deductible under policies of insurance and/or as described on Schedule 5.9 hereto, none of the Companies has at any time been subject to any liability as a self-insurer of the business and assets of the Companies or is, or on the Closing Date shall be, liable for any premiums becoming due and payable after the date hereof under any retrospective policies except to the extent that such premiums are reflected on the Closing Financial Statements.


Litigation and Compliance; Environmental Matters.

     (a) Except as described on Schedule 5.10 hereto, there are no actions, suits, claims or proceedings, whether in equity or at law, pending or, to the best knowledge of Seller, threatened, and there are no governmental or administrative investigations pending or, to the best knowledge of Seller, threatened, against any of the Companies or which question or challenge the validity of this Agreement or any action taken or to be taken pursuant to this Agreement, or pending or, to the best knowledge of Seller, threatened against any asset or property owned, leased or used by any of the Companies.

     (b) Except as described on Schedule 5.10 hereto, each of the Companies is in, and has conducted its operations in compliance with, and is not in default or violation in any respect under, and has not conducted its operations in violation in any respect of, any law, rule, regulation, decree or order applicable to it where the failure to be in compliance or such default or violation might result in the imposition upon any of the Companies, the Acquired Business or Buyer of any penalty, liability, payment or obligation not reserved for on the Interim Financial Statements which might have an adverse effect upon any of the Companies taken as a whole, the Acquired Business or Buyer or the business, financial condition, results of operations or operations thereof.

     (c) Neither Seller nor any of the Companies nor any of the assets of the Companies is subject to any judgment, order, decree, settlement or consent agreement entered in any lawsuit or proceeding specifically against Seller or any of the Companies or to which Seller or any of the Companies is a party, which might continue to affect any of the Companies, the Acquired Business, or the business, financial condition, results of operations or operations thereof taken as a whole.

     (d) Except as described on Schedule 5.10 hereto, each of the Companies has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and licenses and other governmental consents which are required in connection with the Acquired Business and the operations thereof, where the failure to file such reports and returns or the failure to obtain such permits, licenses or consents (individually or in the aggregate) might result in the imposition upon the Companies or the Acquired Business of any penalty, liability, payment or obligation not reserved for on the Interim Financial Statements or might have an adverse effect upon the Companies or the Acquired Business taken as a whole, or the business, financial condition, results of operations or operations thereof taken as a whole; provided that this representation shall not extend to Environmental Laws, with respect to which Seller makes the representations in the following sentence. Except as described on Schedule 5.10 hereto, to the best knowledge of Seller, each of the Companies has duly filed all reports and returns required by Environmental Laws to be filed by it with governmental authorities and has obtained all governmental permits and licenses and other governmental consents which are required by Environmental Laws in connection with the Acquired Business and the operations thereof, where the failure to obtain such permits, licenses or consents (individually or in the aggregate) might result in the imposition upon any of the Companies or the Acquired Business of any penalty, liability, payment or obligation not reserved for on the Interim Financial Statement or might have an adverse effect upon the Companies or the Acquired Business taken as a whole, or the business, financial condition, results of operations or operations thereof taken as a whole. All permits, licenses and consents held by the Companies are set forth on Schedule
5.10 hereto, all of such permits, licenses and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them is pending or, to the best knowledge of Seller, threatened.

     (e) Except as described in Schedule 5.10 hereto, neither Seller nor any of the Companies has received any notice, citation, summons or order and, to the best knowledge of Seller, no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity (i) with respect to any alleged violation of any Environmental Laws by any of the Companies or the Acquired Business; or (ii) with respect to any alleged failure by any of the Companies to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business; or (iii) with respect to any use, possession, generation, handling, labeling, treatment, storage, recycling, transportation or disposal of any Hazardous Substance by or on behalf of any of the Companies or the Acquired Business.

     (f) Except as described on Schedule 5.10 hereto, neither Seller nor any of the Companies has received any request for information, notice of claim, demand or notification that any of the Companies or any subsidiaries is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance.

     (g) Except as described on Schedule 5.10 hereto, none of the Companies has used, generated, treated, stored, recycled or disposed of any Hazardous Substance on any Real Property, nor, to the best knowledge of Seller, has anyone else treated, stored, recycled or disposed of any Hazardous Substances on any Real Property.

     (h) Except as described on Schedule 5.10 hereto, to the best knowledge of Seller, no Hazardous Substance has been released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape (a "Release") originating at, on, about, under or from any Real Property.

     (i) Except as described on Schedule 5.10 hereto, no oral or written notification of a Release or, to the best knowledge of Seller, threat of Release of a Hazardous Substance has been filed by or on behalf of the Companies on any Real Property. No such Real Property is listed or, to the best knowledge of Seller, proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up, except as disclosed on Schedule 5.10.

     (j) Except as described on Schedule 5.10 hereto, there are no actions pending or, to the best knowledge of Seller, threatened on any Real Property, and no government actions have been taken or are in process or pending specifically against any of the Companies which could subject any of such Real Property to such Liens.

     (k) Except as listed on Schedule 5.10 hereto, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted by or on behalf of any of the Companies or in their possession or control on any Real Property or the Acquired Business, specifically excluding any inspections, investigations, studies, audits, tests, reviews or other analyses conducted by or on behalf of Buyer on any Real Property or the Acquired Business and any routine, periodic monitoring testing reviews or analyses, with respect to which Seller has notified Buyer that they exist and has provided to Buyer. Copies of all such reports, summaries, analyses, test results, studies or other documents reflecting this information have been provided to Buyer or made available to Buyer for review.

     (l) Without limiting the generality of the foregoing, except as described on Schedule 5.10 hereto, to the knowledge of Seller, there exists no Environmental Condition affecting or with respect to the Companies or the Acquired Business, or any Real Property, including without limitation any of the foregoing (individually or in the aggregate) which might result in the imposition, payment or obligation upon the Companies or the Acquired Business not reserved for on the Interim Financial Statements or which might have a Material adverse effect upon the Companies or the Acquired Business or the business, financial condition, results of operations or operations thereof taken as a whole.


Taxes.

     (a) Each of Seller and the Companies has filed timely, or shall file timely, all Federal, state, local and foreign Tax returns and information returns of or related to the income of the Companies for all periods that they are, or that they will be, required to file as of or prior to the Closing Date, and such returns as filed are or shall be true and correct in all material respects as of the date of filing. Seller has made available to Buyer all Federal, state, local and foreign income or franchise Tax returns of the Companies for the fiscal periods beginning on or after August 30, 1996 and ending on January 3, 1998.

     (b) All Taxes that the Companies were, or will be, required by law to pay, withhold, deposit or collect prior to the Closing Date have been, or will be, duly paid, withheld, deposited or collected and, to the extent required, have been, or will be, paid to the relevant taxing authority or accrued.

     (c) The Companies have not received notice of any Tax deficiency outstanding, proposed or assessed nor have they executed any waiver or extension of any statute of limitations on the assessment or collection of any Taxes nor are there any powers of attorney in force with respect to Taxes of the Companies.

     (d) There are no Tax Liens upon, pending against or, to the best knowledge of Seller, threatened against any asset of the Companies, other than Liens for Taxes arising in the ordinary course and not yet due and payable.

     (e) None of the Companies has filed a consent under Section 341(f) of the Code.

     (f) There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code.


Intangible Assets.   Schedule 5.12 hereto sets forth:

     (a) All patents, patent applications, trademarks, trademark registrations, pending applications for trademark registrations, trade names and copyrights which the Companies own or in which the Companies have any proprietary interest which the Companies are presently using or operating under; and

     (b) All license agreements with respect to any of the foregoing as to which the Companies are licensor or licensee.

No patents, trademarks, trade names or copyrights not described on Schedule 5.12 are necessary in connection with the conduct of the Acquired Business. Except as described on Schedule 5.12 hereto, there are no pending or, to the best knowledge of Seller, threatened claims against the Companies by any person with respect to any of the items, or their use, listed on Schedule 5.12 or claims of infringement by the Companies of the rights of any person, and, to the best knowledge of Seller, no valid basis exists for any such claims.


Employee Benefits.

     (a) All employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), welfare benefit plans (as defined in Section 3(1) of ERISA), bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive, severance, termination or other compensation plan or arrangement, and other material employee fringe benefit plans, other than multiemployer plans as defined in
Section 3(37) of ERISA, presently maintained by, or contributed to by any of the Companies or for which any of the Companies could have any liability are listed in Schedule 5.13 (the "Benefit Plans"), and a true and complete copy of each of which, and, where applicable, a copy of the most recent IRS Form 5500 filed with respect to each such Benefit Plan, have been furnished to Buyer. The Companies have no obligation to create any additional Benefit Plan, to modify any existing Benefit Plan, or to make any contribution to any Benefit Plan not reflected or reserved against in the Financial Statements.

     (b) The Companies and each of the Benefit Plans are in compliance in all Material respects with the applicable provisions of ERISA, and those provisions of the Code applicable to the Benefit Plans. With respect to all Benefit Plans intended to satisfy the requirements of Section 401(k) of the Code, all non-discrimination tests under Section 401(k) have been satisfied for all plan years or excess contributions have been distributed prior to the date any of the Companies would incur a penalty under the Code.

     (c) Except as may be disclosed in Schedule 5.13, all contributions to, and payments from the, Benefit Plans which may have been required to be made in accordance with the Benefit Plans and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made. All such contributions to the Benefit Plans for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Closing Balance Sheet.

     (d) Except as indicated on Schedule 5.13, all reports, returns and similar documents with respect to the Benefit Plans required to be filed with any government agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed.

     (e) The Companies have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Benefit Plan that is, or was at any time, a group health plan within the meaning of Section 5000(b)(1) of the Code.

     (f) Except as disclosed in Schedule 5.13, all of the Benefit Plans which are pension benefit plans have received determination letters from the Internal Revenue Service ("IRS") to the effect that such plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; and no determination letter with respect to any Benefit Plan has been revoked nor, to the best knowledge of Seller, has revocation been threatened, nor has any Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or increase its cost and no Benefit Plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code.

     (g) Each of the Benefit Plans has been administered at all times in all material respects in accordance with its terms except that in any case in which any Benefit Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, it has been administered in accordance with such provision.

     (h) There are no pending investigations by any governmental agency involving the Benefit Plans, no termination proceedings involving the Benefit Plans, and no threatened or pending claims (except for claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan which could give rise to any liability, nor, to the best knowledge of Seller, are there any facts which could give rise to any liability in the event of any such investigation, claim, suit or proceeding.

     (i) Neither the Benefit Plans, any of the Companies, nor any employee of the foregoing, nor, to the best knowledge of Seller, any trusts created thereunder, nor any trustee, administrator or other fiduciary thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which could subject any thereof to the tax or penalty on prohibited transactions imposed by such Section 4975 or the sanctions imposed under Title I of ERISA. Neither the Benefit Plans nor any such trust has been terminated nor has there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof.

     (j) The Companies have not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") with respect to any Benefit Plan subject to Title IV of ERISA, other than for the payment of premiums, all of which have been paid when due. No Benefit Plan has applied for or received a waiver of the minimum funding standards imposed by Section 412 of the Code. Seller shall furnish to Buyer the most recent actuarial report with respect to each Benefit Plan that is a defined benefit pension plan, as defined by Section 3(35) of ERISA. No event has occurred since the date of any such actuarial report that had, or is likely to have, a Material adverse effect on the ratio of plan assets to the actuarial present value of plan obligations for accumulated benefits shown in such report. Except to the extent disclosed on Schedule 5.13 hereto, with respect to each Benefit Plan that is a defined benefit plan, in the event of the termination of any such Benefit Plan and payment of the benefit liabilities thereof, there would be no "amount of unfunded benefit liabilities" as defined in Section
4001(a)(18) of ERISA in any of the Benefit Plans subject to Title IV of ERISA, as determined in accordance with the actuarial assumptions used by the PBGC to determine the level of fund required in the event of such termination.

     (k) For purposes of this Section 5.13, all references to the Companies shall include any other employer (an "Affiliate") that is or was at any time, together with any of the Companies, treated as a "single employer" under Sections 414(b), 414(c) or 414(m) of the Code.

     (l) Except as set forth on Schedule 5.13 hereto, at no time have the Companies been required to contribute to, or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA to any multiemployer plan, within the meaning of Section 3(37) of ERISA. All multiemployer plans, within the meaning of Section 3(37) of ERISA, to which any of the Companies is, or has been at any time within the past five (5) years, required to contribute or with respect to which any of the Companies could have any liability are disclosed in
Schedule 5.13. The Companies will not incur any Liability as a result of the termination of any multiemployer plans as of the Closing Date other than as specifically shown on the Financial Statements.

     (m) The Companies have not and will not incur any liability with respect to any plan or arrangement that would be included within the definition of "Benefit Plan" hereunder but for the fact that such plan or arrangement was terminated before the date of this Agreement.

     (n) Except as indicated on Schedule 5.13 or as otherwise required by law, there are no obligations to provide health or welfare benefits to retired or terminated employees.


Labor Relations.  Except as described on Schedule 5.14 hereto:

     (a) No employees of the Companies are covered by any collective bargaining agreement.

     (b) To the best knowledge of Seller, each of the Companies has complied in all respects with applicable laws, rules and regulations relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination, immigration, payment of Social Security and similar taxes where the failure to be in compliance (individually or in the aggregate) might result in the imposition upon any of the Companies, the Acquired Business or Buyer of any penalty, liability, payment or obligation not reserved for on the Interim Balance Sheet or might have a Material adverse effect upon any of the Companies, the Acquired Business or Buyer, or the business, financial condition, results of operations or operations thereof.

     (c) Neither Seller nor any of the Companies has received notice of and, to the best knowledge of Seller, there are no complaints against any of the Companies pending before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any employee of any of the Companies, and none of the Companies has engaged in any unfair labor practice. There are no representation questions, arbitration proceedings, labor strikes, slow-downs or stoppages, grievances or other labor troubles pending or, to the best knowledge of Seller, threatened with respect to the employees of any of the Companies.


Contracts, Etc.

     (a) Except as described in Schedule 5.15 hereto, all contracts, leases, agreements, instruments, licenses, commitments, orders and quotations with respect to which any of the Companies is a party or by which any of the Companies is bound (and all guarantees by third parties and all bonds and letters of credit securing, supporting or relating to the obligations of the Companies under any such contracts, leases, agreements, instruments, licenses, commitments, orders and quotations) are valid and in full force and effect and constitute the legal, valid and binding obligations of the Companies (and, to the best knowledge of Seller, binding obligation of each guarantor and issuer of such bonds and letters of credit) and, to the best knowledge of Seller, the other parties thereto, and there are no existing defaults by any of the Companies (or, to the best knowledge of Seller, such guarantors and issuers of such bonds and letters of credit) or, to the best knowledge of Seller, by any other party thereunder and no event, act or omission has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default thereunder.

     (b) Except as described on Schedule 5.15 hereto, no other party to any such contract, lease, agreement, instrument, license, commitment, order or quotation (or guarantee, bond or letter of credit) has asserted the right, and, to the best knowledge of Seller, no basis exists for the assertion of any right, to renegotiate the terms or conditions of any such contract, lease, agreement, instrument, license, commitment, order or quotation (or such guarantee, bond or letter of credit)

     (c) All contracts, leases, agreements, instruments, licenses, commitments, orders and quotations to which any of the Companies is a party or by which any of the Companies is bound (and all guarantees by third parties and all bonds and letters of credit securing, supporting or relating to the obligations of the Companies under any such contracts, leases, agreements, instruments, licenses, commitments, orders and quotations) are listed on Schedule 5.15 hereto except the following:

          (i) employment agreements terminable at will, and contracts for miscellaneous services terminable at will, without the payment of any penalty, bonus, severance payment or additional compensation;

          (ii) purchase orders and contracts with suppliers, all of which have provided to Buyer or to which Buyer shall have been provided access no later than five business days prior to the Closing Date and provided that all other conditions to the Closing set forth in Sections 10 and 11 shall have been satisfied or waived (except for payment of the Purchase Price, delivery of the Shares and delivery of other required documents);

          (iii)  miscellaneous  contracts,   leases,  agreements,   instruments,
     licenses, commitments, orders and quotations involving aggregate liabilities under all such contracts, leases, agreements, instruments, licenses, commitments, orders and quotations of not more than $15,000 individually or $150,000 in the aggregate; and

          (iv) contracts for the sale of finished goods inventory in the ordinary course of business and not exceeding $15,000 individually or $150,000 in the aggregate and for capital expenditures listed on the capital expenditure budget for November and December 1998 and for the 1999 fiscal year, which have been provided to Buyer.

     Seller has heretofore delivered to Buyer or its counsel true, correct and complete copies of all contracts, leases, agreements, instruments, licenses, commitments, orders and quotations (and all guarantees, bonds and letters of credit) listed on Schedule 5.15 hereto, other than those excluded by subparagraphs (i), (ii) and (iii) of this subsection (c).



Customers and Suppliers. Schedule 5.16 sets forth: (i) a list of the five largest customers of the Companies at each Facility, the twenty largest customers of the Companies across all facilities, and all customers accounting for more than five percent (5%) of any of the Companies' revenues, in terms of dollar sales for both the fiscal year ended January 3, 1998 and the interim period from January 3, 1998 through October 3, 1998, showing the approximate total sales by the Companies to each such customer at each such Facility or, in the case of the twenty largest customers, in aggregate, during such fiscal year and interim period; and (ii) a list of the five largest suppliers of the Companies at each Facility, the twenty largest suppliers of the Companies across all Facilities and all suppliers accounting for more than five percent (5%) of any of the Companies' raw materials, in terms of purchases by tonnage amounts (with corresponding dollar amounts) for both the fiscal year ended January 3, 1998 and the interim period from January 3, 1998 through October 3, 1998, showing the approximate total purchases by the Companies from each such supplier at each such location or, in the case of the twenty largest suppliers, in aggregate, during such fiscal year and interim period. Not later than five business days before the Closing Date, Seller shall provide Buyer access to the names of all of the Companies' respective customers and suppliers; provided that all other conditions to the Closing set forth in Sections 10 and 11 shall have been satisfied or waived (except for payment of the Purchase Price, delivery of the Shares and delivery of other required documents). Except as described on
Schedule 5.16 hereto, since October 3, 1998, there has not been any termination, cancellation or Material limitation, modification or change in the business relationship of the Companies with any such customer or supplier and the Companies and, to the best knowledge of Seller, there is no threatened loss of or substantial reduction in business from any such customer or supplier. Seller shall have delivered to Buyer true and complete copies of all contracts, commitments and other agreements between the Companies and each of the customers and suppliers set forth on Schedule 5.16 (including summaries of any oral agreements), other than purchases and sales orders entered into in the ordinary course of business in arm's-length transactions and consistent in nature and scope with past practice, true copies of which have been made available to Buyer no later than five business days prior to the Closing Date; provided that all other conditions to the Closing set forth in Sections 10 and 11 shall have been satisfied or waived (except for payment of the Purchase Price, delivery of the Shares and delivery of other required documents). Schedule 5.16 sets forth the termination date of each such contract, commitment or other agreement with the customers and suppliers set forth on Schedule 5.16 hereof.


Absence of Certain Changes, Etc.

     (a) Except (i) as described on Schedule 5.17 hereto (which will contain the capital expenditure budget for fiscal years 1998 and 1999) and (ii) any negative impact resulting from continued low corn prices or further decline in corn prices which could adversely affect the price which the Companies receive for their products ("Corn Price Exceptions"), since the date of the Interim Financial Statements, there has been no adverse change in the business, results of operations, operations or financial condition of the Companies or the Acquired Business taken as a whole, and there are no events with respect to any of the foregoing, that threaten to disrupt, prevent or impair the conduct of the Acquired Business in a Material adverse manner.

     (b) Since the date of the Interim Financial Statements, except as described on Schedule 5.17 hereto, none of the Companies has:

          (i) made or agreed to make any capital expenditure or commitment for additions to property, plant or equipment, except for expenditures and commitments not exceeding $35,000 per individual expenditure and $175,000 in the aggregate for all the Companies above the amount budgeted for such item as reflected in Schedule 5.17;

          (ii) experienced any damage, destruction or loss to or of any of their assets, whether or not covered by insurance, which might have a Material adverse effect upon the Companies or the Acquired Business taken as a whole, or the business, financial condition, results of operations or operations thereof taken as a whole;

          (iii) made or agreed to make any increase in the compensation payable to any employee whose existing aggregate annual compensation equals or exceeds $60,000 or any increase of greater than four percent (4%) in aggregate annual compensation payable to all employees, except for increases made in the ordinary course of business pursuant to presently existing policies or agreements described on Schedule 5.17 hereto;

          (iv) conducted its operations otherwise than in the ordinary due course;

          (v) entered into any transaction or contract, or amended or terminated any transaction or contract, except normal transactions or contracts consistent in nature and scope with prior practices and entered into in the ordinary course of business in arms' length transactions, which transaction or contract, or amendment or termination thereof, might have a Material adverse effect upon the Companies or the Acquired Business taken as a whole, or the business, financial condition, results of operations, operations or the prospects thereof taken as a whole;

          (vi) increased or experienced any Material adverse change in any assumption underlying any method of calculating bad debts, contingencies or other reserves from that reflected in the Interim Financial Statements;

          (vii) canceled or waived any claim or right of substantial value, or sold, transferred, distributed (except to the extent permitted by this Agreement or otherwise agreed to by Buyer in writing) or otherwise disposed of any of their assets, except for a fair consideration in the ordinary course of business;

          (viii)  except  in  accordance  with  generally  accepted   accounting
     principles applied on a basis consistent with the 1997 Financial Statements, written down or written up the value of, or changed the method of valuing, any inventory; changed the manner in which cost allocations are made, written off as uncollectible any note, trade account or other receivable except as required by the Corn Price Exceptions;

          (ix) disposed of, permitted to lapse or, in the case of any trade secret, disclosed to any third person any proprietary right (including without limitation any licensed right) listed or described on Schedule 5.17 hereto;

          (x) paid any management fee or made any distribution of its property or assets to Seller as its shareholder, or declared, paid or set aside for payment any dividend (of any kind or nature) or distribution with respect to the Shares; or

          (xi) agreed to do any of the foregoing.


Subsidiaries, Etc. None of the Companies owns, directly or indirectly any equity securities of any entity or enterprise and does not conduct the Acquired Business or any other business through any subsidiary, entity or enterprise, other than, in the case of ITS, FBR, a directly wholly owned subsidiary of ITS.



Rights With Respect to Capital Stock. There are no, and on the Closing Date there will not be any, authorized, outstanding or existing:

     (a) proxies, voting trusts or other agreements or understandings with respect to the voting of any capital stock of or other equity interests in the Companies;

     (b) securities convertible into or exchangeable for any capital stock of or other equity interest in any of the Companies;

     (c) options, warrants, rights of first refusal, sale or purchase agreements or other rights to purchase or subscribe for any capital stock of or other equity interests in the Companies or any securities convertible into or exchangeable for any capital stock of or other equity interests in the Companies;

     (d) agreements of any kind relating to the issuance of any capital stock of or other equity interests in the Companies, any such convertible or exchangeable securities or any such options, warrants or rights;

     (e) agreements of any kind which may obligate any of the Companies to issue, purchase, register for sale, redeem or otherwise acquire any of the securities or interests; or

     (f) Liens or restrictions of any kind with respect to the capital stock or other equity interest of the Companies.

All references to the capital stock of the Companies include, but are not limited to, reference to the Shares.



Year 2000. Seller and the Companies have made or prior to the Closing will make inquiries of their vendors and suppliers to identify any issues that may arise on the advent of the year 2000 that could adversely affect the Companies or the Acquired Business (the "Y2K Problem"), have made or will make the inquiries and responses available to Buyer and, based on such responses, believe that the Y2K Problem will not have a Material adverse effect on the Companies and the Acquired Business taken as a whole.


"To the Best Knowledge of Seller". For purposes of this Agreement, any reference to "to the best knowledge of Seller" when modifying any representation and warranty of Seller shall mean that Seller has no knowledge that such representation and warranty is not true and correct in all respects, and that
(a) Seller has made such investigations, and has made such inquiries of the present executive officers of the Companies, legal counsel and independent auditors who have performed services for the Companies and the Acquired Business, as shall be reasonably necessary to determine the accuracy of such representation and warranty, subject to the Schedules to this Agreement as the same may be updated prior to the Closing Date, and (b) nothing has come to Seller's attention in the course of such investigation and review or otherwise, which would cause it, in the exercise of due diligence (in accordance with the standards of what a reasonable person in similar circumstances would have done to satisfy himself as to the accuracy of the representation and warranty), to believe that such representation and warranty is not true and correct in all respects. Seller has owned and operated the Companies since September 1996 and, in connection with its acquisition of the Companies, Seller made certain due diligence investigations and obtained certain representations and warranties under the IPC Acquisition Agreement with the persons from whom Seller acquired the Companies.


Disclosure. Each representation and warranty made by Seller in connection with this Agreement, including those in this Agreement, the schedules and exhibits, and all other information provided to Buyer by Seller, is true, accurate and complete as of the date stated in such information, subject to the updating of such representation or warranty prior to the Closing Date. No representation or warranty made by Seller contains any untrue statement of a Material fact or fails to state a Material fact necessary in order to make statements contained therein not misleading. There is no fact relating to the operations of any of the Companies or the Acquired Business that is known to Seller or any of the Companies or any of their respective directors or officers and that Seller has not disclosed to Buyer and which could reasonably be expected to have a Material adverse effect on the Companies' operations, assets, properties, condition (financial or otherwise), results or prospects.


          REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows, and acknowledge that Seller is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement.


Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California.


Consents, Authorizations and Binding Effect. Buyer may execute, deliver and perform this Agreement without the necessity of Buyer obtaining any consent, approval, authorization or waiver or giving any notice or otherwise, except for notifications required under the HSR Act. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement will not:

     (a) constitute a violation of the Articles of Incorporation or the Bylaws, as amended, of Buyer;

     (b) conflict with, result in the breach of, constitute a default or result in the acceleration of any liability or obligation under any contract, lease, agreement instrument, license, commitment or order to which Buyer is a party; or

     (c) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to Buyer.


Buyer's Ability to Pay the Purchase Price. Buyer hereby represents to Seller that it intends to pay the Purchase Price from cash or its equivalent which it has on hand.


          CONDUCT OF BUSINESS.   Seller  hereby  covenants and agrees with Buyer
that from the date hereof until the Closing Date:


Ordinary Course. Seller shall cause the Companies to conduct the Acquired Business in its ordinary and usual course, and Seller shall cause the Companies to maintain in full force and effect all licenses, permits, and insurance policies currently in effect and/or required with respect to the operations, assets and properties of the Companies. Seller shall cause the Companies to make all payments to vendors in a manner consistent with past practices.


Preservation of Goodwill. Seller shall and shall cause the Companies to use their respective best efforts to preserve intact the goodwill, business organizations and relationships with third parties (including, but not limited to, lenders, suppliers, customers, vendors, lessors, lessees, licensors and licensees), as well as the books and records of the Companies (including, but not limited to, the articles or certificate of incorporation, bylaws, and minute books of the Companies, any Tax returns filed by the Companies, all journals, accounts, ledgers or other financial records of the Companies) and to keep available the services of their present officers, employees and agents. Without limiting the generality of the foregoing, from October 3, 1998 until the Closing Date, the Companies have not, except as disclosed on Schedule 7.2 or in the ordinary course of business consistent with past practice, and shall not, except with the consent of Buyer:

     (a) Sell, lease, license, transfer or otherwise dispose of, or agree or commit to sell, lease, license, transfer or otherwise dispose of, any of its fixed assets;

     (b) Change, amend or otherwise modify its articles or certificate of incorporation or bylaws (including, but not limited to, any change in its capital stock by reclassification, subdivision, reorganization or otherwise);

     (c) Merge or consolidate with or into, or acquire all or substantially all of the assets of, any Person, or agree or commit to do any of the foregoing;

     (d) Issue, grant, sell or otherwise dispose of or agree or commit to issue, sell or otherwise dispose of any shares of its capital stock or any options, warrants, or securities convertible into or representing rights to purchase or subscribe to any shares of capital stock;

     (e) Declare, pay or make any dividends or distributions to any Person;

     (f) Create, incur, assume, or guarantee, or agree, commit or obligate itself to create, incur, assume, or guarantee, any Liabilities other than as reflected in the balance sheets of the Companies contained in the Financial Statements.

     (g) Create or assume any lien, encumbrance, security interest, claim or obligation on its capital stock or any of its Real Property or personal property, except for the Permitted Exceptions;

     (h) Increase, or agree to increase, the compensation payable or to become payable to any of its directors, officers, employees, agents or consultants or pay bonuses or make other payments or distributions of any kind to any such Person (other than increases in the compensation of employees who are not officers of the Companies or increases in fees of third-party consultants if such increases are made in the ordinary course of its business and consistent with past practices); provided that the Companies may pay accrued salaries and bonuses arising in the ordinary course of business for periods prior to the Closing Date;

     (i) Create, make, change or adopt any bonus, profit sharing, pension or other Employee Benefit Plan or similar payment, plan or arrangement to or for the benefit of its directors, officers, employees, agents or consultants; or

     (j) Enter into, make, change or commit itself to enter into or change any agreement or arrangement with any Person, including, but not limited to, any employment agreement or arrangement, with any of its directors, officers, employees, agents or consultants, other than agreements with suppliers, manufacturers, vendors, or customers in the ordinary course and scope of the Companies' business.


Compliance. Seller shall cause the Companies to comply in all material respects with all laws applicable in connection with their respective operations, and Seller shall comply and shall cause the Companies to comply with all laws that may be applicable for the valid and effective consummation of the transaction contemplated hereby.


          ADDITIONAL COVENANTS. Seller and Buyer hereby covenant and agree to the following actions:


Tax Matters. Seller shall cause the Companies to prepare and timely file all federal, state, local and foreign Tax returns, declarations of estimated Tax and Tax reports for each Tax period ending prior to the Closing Date with respect to the Companies and their respective income, assets, properties and operations and to prepare and file appropriate Tax returns for the year ended January 2, 1999. All Taxes shown on all such returns, declarations or reports shall be properly and accurately determined, shall be accrued on the Companies' books to the extent that such Taxes are not yet due and shall be paid by Seller or the Companies to the extent that such Taxes are due. Prior to the Closing, Seller shall furnish copies of all the Companies' Tax returns, declarations, reports and financial statements for periods beginning after September 1, 1996 (and, with respect to periods prior to September 1, 1996, any such returns, declarations, reports or financial statements that are in the possession of Seller or the Companies)to Buyer and its accountant for review. After the Closing, the parties shall cooperate with one another and provide access to all information, data and records as may be reasonably required in connection with these matters.


Closing Financial Statements.

     (a) Financial Statements. Seller shall promptly provide to Buyer monthly, unaudited financial statements of the Companies as and when available, but no later than twenty-five days after the close of each fiscal month. Not later than ten business days before the Closing Date, Seller shall provide to Buyer audited financial statements ("Audited Financial Statements") for the Companies on a consolidated basis as at and for the years ending January 3, 1998 and January 2, 1999. The Audited Financial Statements shall be prepared in accordance with generally accepted accounting principles applied consistently with past practice and shall fairly present the financial condition and results of operations of the Companies in all material respects and shall reflect any federal and state Tax obligations of the Companies.

     (b) Physical Inventory. On the day immediately following the Closing Date, Buyer and Seller shall send representatives to each of the Facilities to take a physical inventory, as of the Closing Date, of raw materials, finished feed, other finished products, and miscellaneous other materials consistent with past practices valued in inventory. Such representatives shall physically inspect and agree on the quantities in the Companies' inventories of raw materials, finished feed, other finished products and miscellaneous other inventories. The values of the raw materials shall be equal to the quantity of raw materials times the actual purchase price plus the actual transportation costs therefor, but shall not exceed the market value of the finished feed, and the values of the other inventories shall be calculated as the quantities times the lower of cost or market price at each Facility (collectively, the "Actual Inventories"). The market price shall be the average of the prices for contracts made or finished products sold at each Facility within the week prior to the Closing Date. In the event that the representatives at any Facility are unable to agree on the Actual Inventories, the information shall be provided to John Muse and Meyer Luskin, who shall make the final decision on behalf of Seller and Buyer, respectively. Any disputes that are unresolved will be resolved in accordance with the resolution provisions in subsection (d).

     (c) Audit of Closing Financial Statements. Within sixty (60) days following the Closing, Buyer shall prepare and deliver to Seller a balance sheet and income statement as at and for the period ending as of the close of business on the Closing Date (the "Closing Financial Statements"). Any bad debt reserve on the Closing Financial Statements shall be consistent with bad debt reserves for prior periods. If Buyer so elects, Buyer, at its expense, shall cause the Companies to engage an independent certified public accountant to audit the Closing Financial Statements. Seller, at its expense, may engage an independent certified public accountant to review the Closing Financial Statements. The Closing Financial Statements shall be prepared in accordance with generally accepted accounting principles applied consistently with the Audited Financial Statements and the notes thereto and shall fairly present the financial condition and results of operations of the Companies in all material respects. To the extent that the Closing Financial Statements disclose a Shortfall, the Purchase Price shall be reduced by the Shortfall and the amount of the Shortfall shall be deducted from the Escrow or, if greater than the Escrow, reimbursed by Seller to Buyer within thirty (30) days after completion of the Closing Financial Statements. All amounts due to the Companies from Seller or to Seller from the Companies shall be canceled as of the Closing Date and the Closing Financial Statements shall accurately reflect such canceled debt. All premiums with respect to periods prior to the Closing Date which shall become due and payable after the Closing on retrospective policies shall be reflected on the Closing Financial Statements. Notwithstanding the foregoing, to the extent that provisions for Taxes are reflected in the Closing Financial Statements for periods prior to the Closing Date, such liabilities (or assets) shall not be included in the calculation of any Shortfall to the extent that Seller assumes prior to the Closing Date or has assumed in writing the payment obligation with respect to any such liabilities or has received the benefit of any such assets; provided that if Seller fails to make any payment as and when due Seller shall indemnify Buyer for any liability therefor in accordance with Section 16.1.

     (d) Review of Closing Financial Statements. Seller and Buyer shall review the Closing Financial Statements no later than ten business days after the audit or preparation, whichever is applicable, is completed, provided that the parties shall use their best efforts to have the audit completed within sixty (60) days after the Closing Date,. If there is any dispute over the computations or amounts shown on the Closing Financial Statements, the disputing party shall so notify the other party within such ten business days. If Seller and Buyer are unable to agree on the computation of the Shortfall or any other item on the Closing Financial Statements within twenty (20) days thereafter, then the calculation of the Shortfall or any other unresolved item on the Closing Financial Statements shall be submitted for resolution to a firm of independent certified public accountants acceptable to both Buyer and Seller (the "Selected Firm"), or, if Buyer and Seller are unable to agree upon a firm, the Selected Firm shall be selected by the certified public accountants for Buyer and Seller. If Buyer and Seller are unable to agree on the Selected Firm within thirty-five
(35) days after the Closing Financial Statements are completed, then, within two business days thereafter Buyer's accountants shall select two of the "Big Five" accounting firms and notify Seller and Seller's accountants shall have three business days to select one of the two firms named and notify Buyer and Buyer's accountants of their selection. If Seller's accountants fail to notify Buyer and Buyer's accountants of their selection as required by the foregoing sentence, the first of the two firms named by Buyer's accountants shall be the Selected Firm. The Shortfall as computed by the Selected Firm shall be conclusive for the purposes of this Section. Buyer and Seller shall each pay one-half of the fees and expenses of the Selected Firm.

     (e) Cooperation. Buyer and Seller shall cooperate with one another and shall assist in the audit to the extent reasonably necessary.

     (f) Escrow. The Escrow shall be deposited in escrow with the Escrow Agent as of the Closing. In the event that the Liabilities of the Companies exceed the current assets of the Companies as reflected on the Closing Financial Statements, the Purchase Price shall be reduced by the amount of such Shortfall, Seller shall execute joint instructions with Buyer and the Escrow Agent shall immediately disburse to Buyer that portion of the Escrow equal to the Shortfall, on a dollar-for-dollar basis. If, at the end of one hundred eighty-five (185) days from the Closing Date, the Companies have not collected all of the accounts receivable shown on the Closing Financial Statements, subject to any bad debt reserve shown on the Closing Financial Statements, Buyer shall cause the Companies to assign the unpaid accounts receivable to Seller and the Escrow Agent shall pay to Buyer, on a dollar-for-dollar basis, the amount of such accounts receivable from the Escrow, as an adjustment to the Purchase Price. If, during that period of one hundred eighty (180) days following the Closing Date, any Liens or Liabilities of the Companies arise with respect to periods prior to the Closing Date that are not reflected in the Closing Financial Statements, the amount of such Liens and Liabilities shall be paid to Buyer from the Escrow as an adjustment to the Purchase Price. Any remaining portion of the Escrow shall be paid to Seller no later than that date which is one hundred ninety (190) days following the Closing, except for any portion that is subject to dispute which may be retained in the escrow until resolution of the dispute in accordance with the procedures set forth in the Escrow Agreement. The release of the remaining Escrow shall not preclude Buyer from asserting any other claims as provided in this Agreement.


Seller's Covenants.  Seller covenants and agrees that:

     (a) No later than ten business days after the date of this Agreement, Seller shall provide to Buyer certified copies of Seller's certificate of incorporation, and, from the date of this Agreement to the Closing Date, Seller shall not sell, pledge, hypothecate, encumber or dispose of any of the Shares, or permit the sale, pledge, hypothecation, encumbrance or disposition of any of the Companies' assets other than in the ordinary course of business, or agree to do so; provided that Seller may continue to pledge the Shares and the assets of the Companies as set forth on Schedule 5.2, which pledges shall be released on or before the Closing.

     (b) As required by Section 8.2(a), Seller shall cause the Companies to deliver to Buyer the unaudited combined balance sheet of the Companies as of the end of each month which ends at least forty-five (45) days prior to the Closing Date and the related unaudited combined consolidated statements of income for each such month and on a cumulative basis for the entire period beginning as of the date of the most recent audited financial statements then delivered. Such unaudited financial statements shall be prepared:

          (i) in a manner consistent with the manner in which the 1997 Financial Statements and the Interim Financial Statements shall have been prepared; and

          (ii) in conformity with generally accepted accounting principles consistently applied, be correct and complete in all material respects and present fairly the combined consolidated financial position of the Companies as of the dates of such statements and the results of operations of the Companies for the period covered by such statements, subject to normal year-end recurring adjustments which individually or in the aggregate are not Material and the absence of notes and schedules thereto.



Notice of Certain Events. Seller promptly shall notify Buyer in writing ("Seller's Notice") of any adverse change in the business, operations, condition (financial or other), Real Property or assets of the Companies (other than the Corn Price Exceptions); the receipt of any notice or other communication from any Person relating to the transactions contemplated by this Agreement or affecting the operations, Real Property or assets of the Companies; and any action, suit, claim, or legal, administrative or arbitration proceedings or investigation commenced or threatened against, relating to or involving the Companies or the Acquired Business. In the event of any Material adverse change (other than the Corn Price Exceptions), Buyer may terminate this Agreement within thirty (30) days following receipt of Seller's Notice by giving written notice of such termination (the "Termination Notice") to Seller; provided that if Buyer fails to deliver a Termination Notice with respect to any Seller Notice within such thirty (30) day period, Buyer shall waive its right to terminate by reason of that Seller's Notice and the changes specifically set forth therein. Seller acknowledges and agrees that, if Seller fails to obtain acceptable title to the real property located in Kansas City, Kansas as set forth on Schedule 5.6, such failure shall be deemed to be a Material adverse change, and Buyer shall be entitled to terminate this Agreement under this provision, but shall not be entitled to liquidated damages under Section 8.8.


No Shop and Confidentiality.

     (a) Seller and its Affiliates shall not, and shall use their best efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly, initiate, solicit, encourage, participate in, or engage in discussions or negotiations with or provide any information to or otherwise take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Alternative Transaction with respect to the Companies or cooperate with any other Person seeking to acquire or expressing an interest in acquiring any of the Shares or any of the assets (other than inventory in the ordinary course of the Acquired Business consistent with past practices) or the Acquired Business or for the purpose of otherwise effecting a transaction inconsistent with the transactions contemplated by this Agreement. Seller shall notify Buyer in writing of any such inquiries, unsolicited offers or proposals (including, but not limited to, the terms and conditions thereof and the identity of the Person making such offer or proposal) within twenty-four
(24) hours of the receipt thereof.

     (b) From the date hereof and continuing after the Closing Date or earlier termination of this Agreement, Seller and Buyer and their representatives, agents and employees will continue to hold in strict confidence any documents, data or information obtained from the other party. If the transactions provided for herein are not consummated for any reason, the party receiving such documents, data or information shall return the same upon request to the Person providing it, shall continue to hold in strict confidence all such documents, data and information and shall not use any such documents, data or information. This obligation and covenant shall survive the termination of this Agreement.


HSR Filing. Seller and Buyer shall cause their ultimate parents (as defined in the HSR Act) to file a Notification and Report Form within ten business days after the date hereof. Buyer and Seller shall each pay one-half of the filing fee therefor. Buyer and Seller shall promptly respond to any requests for additional information or documentation and shall cooperate and use their best efforts to obtain early termination or to ensure expiration of the waiting period on or before March 15, 1999.


Public Announcement. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement or public disclosure of this Agreement or the transactions contemplated hereby without the prior written approval of Buyer and Seller; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its reasonable efforts to inform the other party prior to making the disclosure).


Liquidated Damages. IN THE EVENT THAT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED HEREIN DOES NOT OCCUR AS PROVIDED IN THIS AGREEMENT BY REASON OF ANY DEFAULT OF EITHER SELLER OR BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ASCERTAIN OR ESTIMATE THE DAMAGES SUFFERED BY THE NON-DEFAULTING PARTY AS A RESULT OF THE DEFAULTING PARTY'S FAILURE TO COMPLETE THE PURCHASE AND SALE OF THE SHARES PURSUANT TO THIS AGREEMENT AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH BUYER OR SELLER WILL INCUR AS A RESULT OF SUCH DEFAULT BY SELLER OR BUYER, RESPECTIVELY. THEREFORE, BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT EITHER PARTY WOULD SUFFER IN THE EVENT OF THE OTHER PARTY'S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE AND SALE OF THE SHARES IS THREE MILLION DOLLARS ($3,000,000). SUCH AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR EITHER PARTY'S DEFAULT AND FAILURE TO CONSUMMATE THE TRANSACTION; PROVIDED THAT THE PARTY CLAIMING THE RIGHT TO LIQUIDATED DAMAGES HAS SATISFIED ALL CONDITIONS PRECEDENT TO CLOSING REQUIRED TO BE SATISFIED AS OF THE DATE OF THE DEFAULT AND IS NOT OTHERWISE IN DEFAULT UNDER THIS AGREEMENT. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO THE NON-DEFAULTING PARTY. UPON DEFAULT BY EITHER PARTY AND PAYMENT OF THE LIQUIDATED DAMAGES TO THE NON-DEFAULTING PARTY, THIS AGREEMENT WILL TERMINATE AND NEITHER PARTY WILL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER.

                  Buyer's Initials                     Seller's Initials
                                   ----                                  ----



          ACCESS TO FACILITIES AND RECORDS.

Inspection. Seller has provided Buyer with all Material documents, facts and information and has responded to Buyer's inquiries to the extent that such information or documents was reasonably available. Buyer has reviewed the Companies' books, records and assets provided or made available by Seller, except with respect to that information that is to be provided by Seller prior to the Closing. Buyer may continue to review, investigate and inspect the Companies' business, operations, condition (financial and other), books and records, Real Property, assets and the documents to be provided hereunder. In the event that the Companies' business, operations, condition (financial or other), Real Property or assets are not as represented by Seller, Buyer may terminate this Agreement by written notice to Seller. Seller shall cooperate and cause the Companies to cooperate with Buyer during such period and facilitate the process as set forth herein. Buyer may, at its expense, obtain a Phase I and/or Phase II environmental audit of the Real Property (provided that any such Phase I report is obtained by March 15, 1999), provided that Buyer shall give Seller ten days' written notice before commissioning any Phase II audit, during which period Seller may object in writing to such Phase II audit or audits (which objection shall not be deemed to be a breach of any representations, warranty or covenant hereunder) and, if Seller does object in writing, Buyer may terminate this Agreement without any liability or either party.


Access. Seller and the Companies shall give Buyer and Buyer's employees, counsel, accountants, and other representatives or agents reasonable access during normal business hours from the date hereof until the Closing Date to the Facilities and to such of the Companies' Real Property, assets, properties, personnel, books, contracts, commitments and records as relate to the Companies' business, including, but not limited to, certified copies of the Companies' charter documents, bylaws, and minute book and all amendments thereto, any Tax returns filed by the Company, all books, records, financial statements, accounts, budgets, contracts, reports, journals, ledgers or other financial records of the Company, any sales, customer, inventory, credit, personnel and other operational records, any contracts, agreements or commitments with suppliers, manufacturers or any other Person, and any real or personal property leases, licenses or options and other information or data of the Company. Buyer or its representatives shall be entitled to copy any such information or documents; provided that in the event of a termination of this Agreement for whatever reason, Buyer shall promptly return or destroy all such copies, as instructed by Seller, other that one copy to be retained by Buyer's counsel in the event of litigation.


Additional Information. Seller shall furnish to Buyer and its representatives all such additional documents and financial and other information concerning the Companies and their respective businesses, operations, condition (financial or other), Real Property and assets as Buyer or its representatives may from time to time reasonably require and shall permit Buyer and such representatives to examine all records and working papers relating to the preparation of the financial statements or Tax returns of the Companies.


         CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. All of the obligations of Buyer under this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing:


Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement or in any schedule or exhibit hereto shall be true and accurate in all Material respects on and as of the Closing Date, with the same force and effect as if made on the Closing Date, except as affected by transactions contemplated or permitted hereby, and a duly authorized officer of Seller shall so certify at the Closing.


Performance of Covenants. Seller shall have performed and complied in all Material respects with all covenants, obligations and agreements to be performed or complied with by Seller or the Companies on or before the Closing Date pursuant to this Agreement or any schedule or exhibit hereto, and Seller and a duly authorized officer of the Companies shall so certify at the Closing.


Approval of Agencies. All governmental approvals necessary for the consummation of the transactions contemplated herein shall have been obtained, and the waiting period under the HSR Act shall have been terminated or shall have expired.


Consents. Buyer shall have received all required consents or approvals for the sale, assignment and transfer of the Shares in a form satisfactory to Buyer and its counsel. Prior to the execution of this Agreement, Seller's Board of Directors approved this Agreement and the transactions contemplated hereby. No provision of any applicable law, statute, rule, regulation or ordinance and no judgment, injunction, order or decree shall prohibit the consummation of the transactions contemplated by this Agreement in accordance with its terms.


No Material Adverse Change. There shall have been no Material adverse change in the business, operations, financial condition or assets of the Companies taken as a whole prior to the Closing Date; provided that the Corn Price Exceptions shall not constitute a Material adverse change (but nonetheless the impact of the Corn Price Exceptions shall be considered in determining the Shortfall), and Buyer shall not have terminated this Agreement as permitted by Section 8.4.


Delivery of  Documents.  Seller shall  provide,  on or before the  Closing,  all
documents   required  to  consummate  the  transactions   contemplated  by  this
Agreement, including but not limited to:

     (a) The certificates representing the Shares duly endorsed for transfer or accompanied by duly executed stock powers;

     (b) Termination statements or other evidences of satisfaction, cure or remedy, in form to Buyer's reasonable satisfaction, duly endorsed by all appropriate Persons, confirming that Liens against the Shares and the Companies' assets have been terminated, cured or removed;

     (c) Certified copies of resolutions of the Board of Directors of Seller, in form to Buyer's reasonable satisfaction, authorizing the execution and delivery of this Agreement and the consummation of the purchase and sale contemplated hereby;

     (d) Certificates of good standing or status issued by the Secretary of State and, if available, appropriate taxing agency in Delaware with respect to Seller and Delaware, Georgia, Illinois, Indiana, Kansas, New Jersey, North Carolina, Ohio, Texas and any other state in which any of the Companies is qualified to transact business confirming that Seller and the Companies are duly incorporated or qualified to do business, as appropriate, validly existing and in good standing in the states in which they are incorporated or transacting business;

     (e) Certificates required by Sections 10.1 and 10.2, as well as an incumbency certificate confirming the officers of Seller and the Companies and their authorized signatures, all in form to Buyer's reasonable satisfaction;

     (f) An opinion of counsel for Seller and the Companies substantially in the form attached hereto as Exhibit C, with such changes as may be mutually agreed upon by the parties; and

     (g) The resignation of the officers and directors of the Companies.



         CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. All of the obligations of Seller under this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing:


Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement or in any schedule or exhibit hereto shall be true and accurate in all Material respects on and as of the Closing Date, with the same force and effect as if made on the Closing Date, except as affected by transactions contemplated or permitted hereby, and an officer of Buyer shall so certify at the Closing.


Performance of Covenants. Buyer shall have performed and complied in all Material respects with all covenants, obligations and agreements to be performed or complied with by Buyer on or before the Closing Date pursuant to this Agreement or any schedule or exhibit hereto, including, but not limited to, the payment of the Purchase Price to Seller in the manner set forth herein, and an officer of Buyer shall so certify at the Closing.


Approval of Agencies. All governmental approvals necessary for the consummation of the transactions contemplated herein shall have been obtained and early termination has been granted or the waiting period has expired under the HSR Act.


Consents. Seller shall have received all required consents or approvals for the sale, assignment and transfer of the Shares, in a form satisfactory to Seller and its counsel. Prior to the execution of this Agreement, Seller's Board of Directors and Buyer's Board of Directors shall have approved this Agreement and the transactions contemplated hereby. No provision of any applicable law, statute, rule, regulation or ordinance and no judgment, injunction, order or decree shall prohibit the consummation of the transactions contemplated by this Agreement in accordance with its terms.


Delivery at Closing. Buyer shall provide, on or before the Closing, all funds and documents required to consummate the transactions contemplated by this Agreement, including but not limited to:

     (a) The Payments at Closing shall be paid and the Escrow shall be deposited by Buyer as hereinabove provided, except that Buyer may pay all or a portion of the Payments at Closing directly to Seller's lender for the release of the Liens on the Shares;

     (b) A certified copy of the resolutions of the Board of Directors of Buyer, in form to Seller's reasonable satisfaction, that the execution of this Agreement and the consummation of the purchase and sale contemplated hereby have been duly authorized;

     (c) Certificates required by Sections 11.1 and 11.2, as well as an incumbency certificate confirming certain officers of Buyer and their authorized signatures, all in form to Seller's reasonable satisfaction;

     (d) An opinion of counsel for Buyer substantially in the form of Exhibit D with such changes as may be mutually agreed upon by the parties;

     (e) Such additional funds as may be required from Buyer for the payment of the charges to be borne by it; and

     (f) A certificate from Buyer confirming that Seller has provided Buyer and its representatives and agents the opportunity to ask questions of the officers and management of the Companies and to acquire such additional information about the business and financial condition of the Companies as Buyer has requested and that all such information has been received.



         COVENANT NOT TO COMPETE.

Covenant of Seller. As a Material inducement to Buyer's entering into this Agreement and in consideration of $500,000 paid at the Closing, for a period of three (3) years from and after the Closing Date, Seller hereby covenants and agrees that it shall not engage or participate, directly or indirectly, in any business in competition with the Acquired Business within the United States.


Public Policy and Law. The parties to this Agreement expressly agree that it is not their intention to violate any public policy or statutory or common law. The parties intend that the covenants set forth above shall be construed as a series of separate covenants, one for each Person and in each county or state within the specified geographic area, each of which covenant shall be deemed to be identical. If, in any judicial proceedings, a court shall refuse to enforce any of the separate covenants deemed included in this Section 12, then such unenforceable covenant shall be deemed to be eliminated therefrom or modified to the extent necessary to permit it and the remaining separate covenants to be enforceable. Without limiting the generality of the foregoing, if any court of competent jurisdiction determines that either of the foregoing covenants not to compete is invalid because of its length of time or geographic scope, then the parties hereto agree that such covenant shall be reduced either or both in length of time or geographic scope to the extent necessary to make such covenant enforceable against Seller.


Remedy. The parties acknowledge and agree that the remedy at law for any breach of the foregoing covenants not to compete will be inadequate and that Buyer and the Companies shall be entitled, in addition to any remedy at law, to injunctive relief. In addition to the amount paid to Seller, the consideration for the foregoing covenants not to compete, which are hereby agreed to be a Material element of this Agreement, is Buyer's agreement to purchase the Shares and pay the Purchase Price provided herein, and Seller acknowledges the adequacy of such consideration.


         EXPENSES. Buyer and Seller shall each pay their own expenses incurred in connection with this Agreement and the transactions contemplated herein, whether or not the transactions contemplated herein are consummated.


         BROKER. Except as set forth on Schedule 14, the fees for which shall be the sole responsibility and obligation of Seller, no broker, finder or similar agent has been employed by or on behalf of Seller, the Companies or Buyer in connection with this Agreement or the transactions contemplated by this Agreement, and no broker, finder or similar agent is entitled to any broker's or finder's commission, fee, compensation or similar payment in connection with this Agreement or the transactions contemplated by this Agreement based on any agreement, arrangement or understanding with Seller, the Companies or Buyer or any Affiliate thereof or any action taken by any such Person. Seller shall indemnify and hold harmless Buyer from and against any claim of third parties for any such commission, fee, compensation or payment in connection with the transactions contemplated herein insofar as such claims are alleged to be due or based on arrangements or agreements made by Seller or any of the Companies or as a result of the actions of Seller or any of the Companies. Buyer shall indemnify and hold harmless Seller from and against any claim of third parties for any such commission, fee, compensation or payment in connection with the transactions contemplated herein insofar as such claims are alleged to be due or based on arrangements or agreements made by Buyer or as a result of the actions of Buyer.


         SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND RELATED AGREEMENTS. Except as otherwise specifically provided, all of the terms, covenants, representations and warranties and agreements contained in or made pursuant to this Agreement shall survive the Closing Date and the investigation by or on behalf of Buyer. All statements contained herein or in any certificate, schedule, list or exhibit attached hereto or required to be delivered pursuant hereto shall be deemed representations and warranties within the meaning of this
Section 15; provided that Seller may update the disclosures in the Schedules to this Agreement as of the Closing Date and that, if in Buyer's opinion any such updated Schedule constitutes a Material adverse change, Seller shall have no liability with respect to such updated disclosure to the extent that the change resulted from a cause beyond Seller's control and Buyer's sole remedy shall be to terminate this Agreement. The representations, warranties, covenants and agreements set forth in Sections 5.2, 5.11, and 5.13 shall survive the Closing until the expiration of all applicable federal, state, local and foreign statutory periods of limitations (after giving effect to any waiver, mitigation or extension of any such statutory periods of limitations or any agreements made in connection with the imposition, assessment, evaluation, audit or review of any federal, state, local or foreign Taxes or Tax returns with respect to the Companies or any of its income, properties, franchises or operations). All other representations, warranties, covenants and agreements of Seller shall survive the Closing for a period of two years. All representations, warranties, covenants and agreements of Buyer shall survive the Closing for a period of two years. Seller's liability under Section 16.1 shall terminate on that date which is two years after the Closing Date for Losses resulting from misrepresentations under this Agreement or the exhibits hereto or schedules attached (other than 5.2, 5.11, and 5.13), but, notwithstanding any disclosure set forth in the disclosure schedules, Seller's liability under Section 16.1 with respect to misrepresentations under Sections 5.2, 5.11 or 5.13 shall not terminate until the expiration of all applicable federal, state, local and foreign statutory periods of limitations (after giving effect to any waiver, mitigation or extension of any such statutory periods of limitations or any agreements made in connection with the imposition, assessment, evaluation, audit or review of any federal, state, local or foreign Taxes or Tax returns with respect to the Companies or any of its income, properties, franchises or operations) and Seller's liability for Losses under Section 16.1(a)(d) shall not terminate until the expiration of four years from the Closing Date. Buyer's liability under
Section 16.2 shall terminate on that date which is two years after the Closing Date. Notwithstanding the preceding provisions, any representation, warranty, covenant or agreement with respect to which Buyer may exercise its right to seek recourse against the Escrow under this Agreement shall survive the time at which such representation, warranty, covenant or agreement would otherwise terminate pursuant to this Section, if notice of any proceeding or the event, circumstance or state of facts giving rise to such right to seek recourse shall have been given to Seller in accordance with this Agreement.


         INDEMNIFICATION.

Seller's Indemnity.

     (a) General. Seller shall indemnify, defend and hold harmless Buyer and the Companies, and their respective officers, directors, employees and agents, from and against any and all Losses, including reasonable attorneys' fees and court costs, that shall arise with respect to: (a) the breach of or failure of Seller to perform any covenant or agreement contained in this Agreement or required hereunder (whether occurring before or after the Closing Date); (b) the breach or failure of the Companies to perform any covenant or agreement contained in this Agreement to be performed by any of the Companies on or before the Closing Date; (c) any breach of any representation or warranty made by or on behalf of Seller; and (d) any Loss arising from third party claims related to events occurring prior to the Closing (other than relating to an Environmental Condition) to the extent that such Loss, individually or in the aggregate with all other such Losses, is Material, subject to the terms and conditions set forth in this Agreement, including but not limited to the adjustment of the Purchase Price as set forth in Section 8.2. Seller's obligations under this
Section 16.1 shall not be limited in any way by the amount of the Escrow or by the Escrow Period, except to the extent that Buyer has been reimbursed for such Losses from the Escrow.

     (b) Environmental. Notwithstanding the above and regardless of the representations made by Seller, Seller shall, for a period of three years following the Closing, indemnify, defend and hold harmless Buyer and the Companies, and their respective officers, directors, employees and agents, from and against any and all Losses, including reasonable attorneys' fees, clean-up or remediation costs and court costs, that arise or relate to any Environmental Condition or the presence of any Hazardous Substances on either of the Georgia Facilities.


Buyer's Indemnity. Buyer shall indemnify, defend and hold Seller, and its officers, directors, employees and agents, harmless from and against any and all Losses, including reasonable attorneys' fees and court costs, that shall arise with respect to: (a) the breach of or failure by Buyer to perform any covenant or agreement contained in this Agreement (whether occurring before or after the Closing Date); and (b) any breach of any representation or warranty made by Buyer under this Agreement or any schedule or exhibit hereto.


Procedures.

     (a) Notice. The Indemnified Party shall promptly notify the Indemnifying Party of the existence of any Loss to which the Indemnifying Party's obligations under this section would apply. The Indemnifying Party shall have the right, but not the obligation to defend the claim at the Indemnifying Party's own expense and with counsel of its own selection; provided that the Indemnified Party shall at all times have the right to obtain separate counsel and participate in the defense at its own expense. If the Indemnifying Party shall, within a reasonable time after this notice, fail to assume the defense, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the Loss on behalf, for the account, and at the risk of the Indemnifying Party. If the Loss is one that cannot by its nature be defended solely by the Indemnifying Party (including, without limitation, any federal or state proceeding), then the Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request.

     (b) Insurance and Other Third Party Claims. Seller and Buyer shall take or cause the Companies to take all reasonable actions to make claims under any and all applicable insurance policies for any Losses and to make claims against manufacturers and any and all other third parties from whom a Loss could reasonably be reimbursed or recovered. Seller and Buyer shall and shall cause the Companies diligently to pursue such claims; provided that, if any Escrow Period is about to expire, Buyer shall be reimbursed the amount of the Loss or an estimate of such amount from the Escrow by the Escrow Agent pending resolution of the third party claim in accordance with the Escrow Agreement and provided further that the costs of making and pursuing such reimbursement shall be included in the calculation of the Loss. If either party to this Agreement receives any payment with respect to a Loss from any insurer or any third party, the amount received shall be remitted to the Indemnifying Party to the extent it is in excess of the actual Loss suffered or to reimburse the Indemnifying Party for any amount previously deducted from the Escrow or previously paid by the Indemnifying Party to the Indemnified Party; provided that Buyer shall not be required to remit such amount to Seller until after the applicable Escrow Period has expired. Neither Seller nor Buyer shall make any claims under this Agreement for the amounts which any insurance carriers have reimbursed the Companies or the Indemnified Party or with respect to which the Indemnified Party has otherwise been reimbursed, such as by manufacturers for defective products.


               Threshold; Limitations. For the initial one hundred eighty (180) days immediately following the Closing and in connection with any Shortfall, Seller's indemnification obligations shall not be limited by this provision. Thereafter, however, neither Buyer nor Seller shall be entitled to assert any claim for indemnification against the other party for any Loss resulting from an Indemnifiable Matter until such time as all claims of such party against the Indemnifying Party shall exceed $110,000 (the "Threshold"), at which time all claims for indemnification against the Indemnifying Party may be asserted. The Indemnifying Party's obligation under this Section 16 shall be after giving effect to any federal and state tax benefits to the Indemnified Party attributable to the Loss and any federal and state tax liability to the Indemnified Party attributable to the indemnification proceeds of such Loss. The parties agree that the applicable combined federal and state tax rate for such purpose shall be 37%. Seller shall not be liable under Section 16.1(a)(d) after that date which is four years from the Closing Date unless Buyer has notified Seller of any such Loss prior to that date or such Loss is indemnifiable under another provision of this Agreement which survives such four-year period.


               Environmental Remedial Action Procedures. In the event that (i) Seller breaches a representation or warranty with regard to an environmental matter on any of the Real Property, (ii) Buyer asserts a claim under Section 16.1(b) as a result of the existence of an Environmental Condition or the presence of Hazardous Substances on any of the Real Property or (iii) remedial action is required by a governmental agency with jurisdiction, by a third party or under mandatory provisions of applicable Environmental Law, Buyer and Seller shall cooperate in implementing the remedial action as follows:

     (a) Seller shall diligently and expeditiously perform or cause to be performed the appropriate remedial actions and exercise its responsibilities in such a manner as to avoid and minimize any damage to real or personal property or harm to any Persons and to minimize any interference with or disruption of Buyer's and any of the Companies' operations and business and shall indemnify and hold Buyer harmless from any negligence or willful misconduct in performing the remedial actions. Buyer and Seller shall each designate an individual responsible for communication with the other party and the environmental consultants (which shall be selected by Seller and reasonably acceptable to Buyer) with respect to any remedial action and shall notify the other party of the identity of such individual. All documents, test results, analyses, reports, and proposals shall be provided to both Buyer and Seller.

     (b) The remedial action shall meet the Appropriate Remediation Standard and shall be deemed completed upon receipt by Buyer (or by Seller if Seller provides a copy thereof to Buyer) from the appropriate governmental authority with jurisdiction of a "no further action," "clean closure" or other similar letter or written statement providing that such governmental authority will not require further remedial action or, in the event such authority ceases to or does not issue such letters, a certificate from the environmental consultant that implemented the remedial action that such remedial action has been implemented and the Appropriate Remediation Standard has been achieved.

     (c) Upon completion of the remedial action, Seller shall restore any adversely affected portions of the property to its pre-disturbed condition to permit Buyer and the Companies to continue their respective operations.


         BINDING. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors and assigns. This Agreement may be assigned by Buyer without the written consent of Seller to an Affiliate of Buyer, but may not be assigned by Seller without the prior written consent of Buyer.


         ENTIRE AGREEMENT. This Agreement and its exhibits, schedules and attachments contain the full and complete understanding and the entire agreement of the parties hereto with respect to the acquisition of the Shares and all other transactions contemplated herein and, except as specifically set forth herein, supersedes all prior agreements or understandings among the parties hereto relating to the subject matter hereof.


         AMENDMENT.   This Agreement may  be  amended,  modified or supplemented only by written instruments signed by all parties hereto.


         SEVERABLE. In the event any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby.


         NOTICES. All notices, requests, demands and other communications under this Agreement to the parties shall be in writing and shall be personally delivered or sent by commercial courier, facsimile (with the original by mail) or certified or registered mail, postage prepaid and return receipt requested, to the following addresses:

                  Seller:                        Darling International Inc.
                                                 251 O'Connor Ridge Boulevard
                                                 Suite 300
                                                 Irving, Texas 75038
                                                 Attn:  Chairman of the Board
                                                 Facsimile:  (972) 717-3062

                  With a copy to:                Dechert Price & Rhoads
                                                 30 Rockefeller Plaza
                                                 New York, New York 10112
                                                 Attn:  Fredric J. Klink, Esq.
                                                 Facsimile:  (212) 698-3599

                  Buyer:                         Scope Products, Inc.
                                                 233 Wilshire Boulevard
                                                 Suite 310
                                                 Santa Monica, California 90401
                                                 Attn:  Meyer Luskin
                                                 Facsimile:  (310) 451-5371

                  With a copy to:                Arter & Hadden LLP
                                                 725 South Figueroa Street
                                                 Suite 3400
                                                 Los Angeles, California 90017
                                                 Attn: Kay Rustand, Esq.
                                                 Facsimile: (213) 617-9255

                  Any party may change its address for purposes of this Section 21 by giving the other parties notice of the new address in the manner set forth herein. Any notice given as set forth herein shall be deemed to be received on the earlier of actual receipt or four (4) business days after being sent.


         ATTORNEYS' FEES. In any action or arbitration proceeding involving the interpretation or enforcement of, or defense against, any provision of this Agreement, the prevailing party in such action or proceeding shall be entitled to reasonable attorneys' fees and all costs and expenses incurred in connection with such action or proceeding. In addition, the non-prevailing party shall pay all costs and expenses incurred in enforcing any arbitration award or judgment or in connection with any appeal, and this obligation shall be severable from the other provisions of this paragraph and shall survive any judgment, order or award and shall not be deemed to be merged therewith.


         TIME OF ESSENCE. Time is of the essence with respect to this Agreement and the transactions contemplated hereby.


         NO WAIVER. No failure or delay by any party in exercising any right, power or privilege or enforcing any obligation under this Agreement shall operate as a waiver of such right, power, privilege or obligation. No single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.


         FURTHER ASSURANCES. Each party to this Agreement shall execute and deliver such other documents, certificates, agreements or instruments and take such other actions as may be necessary or desirable in order to consummate or implement the transactions contemplated by this Agreement and to vest in Buyer record and beneficial ownership of the Shares, free and clear of all Liens, or other claims or interests other than those arising from Buyer's acts.


         COUNTERPARTS.     This   Agreement  may  be  executed  in  two or  more
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.


         GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and any federal or state court having jurisdiction in the State of Delaware shall be the venue for any action related hereto. Seller and Buyer hereby consent to the jurisdiction of any federal or state court in such venue. Seller and Buyer hereby further agree that service of process with respect to an action in any such court may be made in accordance with the notice provisions under Section 21 hereof.


         Waiver of Jury Trial. BY EXECUTING THIS AGREEMENT, THE PARTIES AGREE THAT THE PARTIES HEREBY WAIVE ANY RIGHT TO JURY TRIAL. EACH PARTY HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL REPRESENTING THAT PARTY AND CONSENTS TO SUCH WAIVER WITH FULL UNDERSTANDING OF THE CONSEQUENCES THEREOF. Each party shall be responsible for its own expenses and costs of any witnesses selected by such party


         CAPTIONS.    The captions of the various sections of this Agreement are intended solely for convenience and are not to be used to interpret any of the provisions hereof.


         EXHIBITS.    All exhibits and schedules  attached to this Agreement are incorporated herein by reference.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        "SELLER"

                                         DARLING INTERNATIONAL INC.,
                                         a Delaware corporation


                                         By:   /s/ Dennis B. Longmire
                                            ---------------------------
                                         Name: Dennis B. Longmire
                                         Title:   Chief Executive Officer


                                         By:    /s/ John O. Muse
                                            ---------------------------
                                         Name: John O. Muse
                                         Title:   Chief Financial Officer



                                         "BUYER"

                                         SCOPE PRODUCTS, INC.,
                                         a California corporation


                                         By:    /s/ Meyer Luskin
                                            ---------------------------
                                         Name:  Meyer Luskin
                                         Title: Chief Executive Officer


                                         By:       /s/ John J. Crowley
                                            ---------------------------
                                         Name:  John J. Crowley
                                         Title: Chief Financial Officer

                                    EXHIBIT A

                                    GLOSSARY

         "Acquired Business" means the business of processing solids collected from bakeries, pasta manufacturers, snack food producers and others to produce animal feed.

         "Actual Inventories" means the agreed value of the inventories of raw materials, finished feed, other finished products and miscellaneous items that, consistent with past practice, are valued as inventory determined by representatives of Buyer and Seller in accordance with Section 8.2(b).

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

         "Agreement"   means this Stock Purchase Agreement by and between Seller
and Buyer.

         "Alternative Transaction: means any offer to purchase all or any portion of the Shares or any proposal or offer to purchase substantially all of the assets of any of the Companies or any merger, consolidation or other business combination of any Person with any of the Companies or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to any Person and the Companies.

         "Appropriate Remediation Standard" means publicly available or routinely applied remediation standards, guidelines or policies, regulations, ordinances, or other requirements of Environmental Laws imposed by any applicable governmental agency with jurisdiction. In the even that no such standard is imposed, then an applicable remediation standard which has been published or promulgated by the governmental authority with jurisdiction as of the date of the remedial actions shall be presumed to apply. In no event shall the Appropriate Remediation Standard be at a level that would require imposition or implementation of institutional or structural controls or access restrictions, unless the only reasonable Appropriate Remediation Standard applicable to the remedial action to be performed specifically requires such controls or restrictions.

        "Closing" means the consummation of the purchase and sale of the Shares.

         "Closing Date" means midnight (California time) on the last Saturday of the Companies' fiscal month end following satisfaction of the conditions set forth in Sections 10 and 11, unless otherwise agreed by Seller and Buyer.

         "Closing Financial Statements" means the financial statements of the Companies prepared as of the Closing Date.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Companies" means IPC, ITS and FBR.

         "Corn Price Exceptions" means any negative impact resulting from continued low corn prices or further decline in corn prices, or any negative impact on corn prices which could result from domestic or international economic conditions, which could adversely affect the price which the Companies receive for their products.

         "Employee Benefit Plan" means any pension, profit-sharing, retirement, deferred compensation, bonus, stock purchase, stock option, severance, hospitalization, medical insurance, life insurance, payroll practice, fringe benefit, vacation policy, permissible leave policy or other employee benefit plan, agreement, arrangement or understanding (including, but not limited to, any employee benefit plan as defined in Section 3(3) of ERISA) maintained as of the date of this Agreement or as of the Closing Date, or with respect to which the Companies as of the date of this Agreement or at any time in the future may have some liability or obligation to contribute or make payments and that relates to Persons employed by the Companies or any predecessor of the Companies prior to the Closing Date.

         "Environmental Condition" means (a) the presence, release or threat of release of Hazardous Substances (i) at, on, in under or from any Real Property or (ii) in connection with the Acquired Business or any business now or heretofore conducted by any of the Companies (whether or not any such release is into the air, soil, or ground or surface waters on or off-site) or (iii) arising from the off-site transportation, storage, treatment, recycling or disposal of Hazardous Substances; or (b) the violation of any Environmental Law by any of the Companies or in connection with the acquired Business or any other business now or heretofore conducted by any of the Companies on any Real Property.

      "Environmental Law" means any federal, state or local statute, code, rule, regulation, ordinance, order, judgment, decree, injunction or common law pertaining in any way to the protection of human health or the environment, including, but not limited to, the Resource Conservation and Recover Act (42 U.S.C. ss. 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss. 9601-9675), the Toxic Substance Control Act (15 U.S.C. ss.ss. 2601-2671), the Hazardous Material Transportation Act (49 U.S.C. ss.ss. 1801-1813), the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251-1387), the Clean Air Act (42 U.S.C. ss.ss. 7401-7642), the
Safe Drinking Water Act (42 U.S.C. ss.ss. 300(f)-300(j)-26) the Solid Waste Disposal Act (42 U.S.C. ss.ss. 6901-6992(k)), the Constitutional Zone Management Act (16 U.S.C. ss.ss. 1451-1464), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) and any similar or comparable federal, state or local law, all as supplemented or amended or as implemented through statutes or regulations as of the date of this Agreement.

         "ERISA"   means the Employee Retirement Income Security Act of 1974, as
amended.

         "Escrow" means the $2,000,000 deposited with the Escrow Agent in accordance with the Escrow Agreement for the Escrow Period and subject to the terms and conditions set forth in this Agreement.

         "Escrow Agent" means an independent escrow agent to be mutually agreed upon by Seller and Buyer.

         "Escrow Period" means one hundred eighty-five (185) days from the Closing Date, unless extended as provided in the Escrow
Agreement.

         "Facilities" or "Facilities" means each location at which any of the Companies operates the Acquired Business, including, but not limited to, the Companies' facilities located in Georgia, Illinois, Indiana, Kansas, New Jersey, North Carolina, Ohio and Texas.

         "FBR" means Food by-Product Recycling, Inc., an Illinois corporation.

         "Financial Statements" means and includes (i) the Audited Financial Statements of the Companies as of January 3, 1998, and January 2, 1999, and for each of the periods of 12 months then ended, setting forth in comparative form the financial information for the Companies' preceding fiscal year, and (ii) the Interim Financial Statements of the Companies.

         "Georgia Facilities" means those facilities of IPC located in Georgia.

         "HSR Act"   means  the Hart-Scott-Rodino  Antitrust Improvements Act of
1976, as amended.

         "Hazardous Substance" means any hazardous, toxic, radioactive or infectious substance, material, waste, pollutant or contaminant as defined, listed or regulated under any Environmental Law, and specifically shall include, but not be limited to, asbestos and petroleum.

         "Indemnifiable Matter means, with respect to claims against Seller, those items listed in Section 16.1 (a) and (b) and, with respect to claims against Buyer, those items listed in Section 16.2(a) and (b).

         "Indemnifying   Party"  means  the  party  against  which  a  claim  of
indemnification is made under Section 16.

         "Interim  Financial   Statements"  means  those  financial   statements
provided under Sections 5.5(a)(3) and 8.2(a).

         "Internal Revenue Code"   means the  Internal  Revenue Code of 1986, as
amended.

        "IPC" means International Processing Corporation, a Georgia corporation.

         "IPC  Acquisition  Agreement"   means  that  Stock  Purchase  Agreement
dated as of August 30, 1996 by and among Seller, IPC, ITS and the stockholders party thereto.

         "ITS"   means  International Transportation Service, Inc.,  a  Delaware
corporation.

         "Liability"  or  "Liabilities"   means  any  liability  or  liabilities
(whether known or unknown, asserted or unasserted, absolute or contingent, liquidated or unliquidated).

         "Lien" or "Liens" mean any lien, encumbrance, mortgage, security interest, third-party interest of any kind, pledge, lease, easement, covenant, license, claim, defect of title, restriction, agreement or other right of any nature whatsoever or of any Person other than the Person identified.

         "Loss" means any and all losses, claims, demands, proceedings, damages (including, but not limited to, punitive and consequential damages), injuries, Liens, Liabilities, Taxes, fines, penalties, payments, obligations costs or expenses incurred or suffered by Buyer or the Companies, including, but not limited to, reasonable costs and expenses of attorneys, investigation or in connection with a proceeding.

         "Material" means, with respect to any fact, circumstance or event for which a representation, warranty or covenant is given, any such item which would reasonably be expected to result in a Loss equal to or greater than $100,000.

         "Payments at Closing" means that portion of the Purchase Price Buyer is to pay to Seller at the Closing.

         "Person" means an individual, a partnership, a corporation (including a business trust), a limited liability company, a joint stock company, a trust, an unincorporated association, a joint venture or any other entity, or a government or any political subdivision or agency thereof.

         "Proceeding" means any claim, demand, action, suit, arbitration, proceeding (whether civil, criminal, administrative, investigative or otherwise), prosecution, hearing, inquiry, audit, examination, investigation or dispute.

         "Purchase Price" means the $21.5 million Buyer is to pay for the Shares, subject to adjustment as provided in the Agreement, and the $500,000 that Buyer is to pay for the covenant not to compete.

         "Real Property" means all real property that is owned in fee by any of the Companies and all real property in which any of the Companies has any interest as lessor or lessee under any lease, sublease or other agreement, all of which is listed or identified in Schedules 5.6.

        "Shares" means all of the issued and outstanding shares of capital stock of IPC and ITS.

         "Shortfall" means the amount, if any, by which the Liabilities as reflected on the Closing Financial Statements as finally determined in accordance with Section 8.2 exceed the Companies' current assets as shown on the Closing Financial Statements, plus all known claims not disclosed or reserved against determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the compiled financial statements of the Companies as at January 2, 1999, as adjusted for any accounts receivable of any of the Companies not collected within one hundred eighty (180) days following the Closing.

         "Tax" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, green mail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, government fee or like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any federal, state, local or foreign governmental authority responsible for the imposition of any such tax.

        "Total Actual Inventories" means the aggregate of all Actual Inventories at all Facilities of all the Companies.

                                                                   Exhibit 10.2
                                                                   ------------

                                ESCROW AGREEMENT


                  This Escrow Agreement (this "Escrow Agreement") is entered into as of April 5, 1999, by and between Darling International Inc., a Delaware corporation ("Seller"), and Scope Products, Inc., a California corporation ("Buyer").

                                    RECITALS

                  A. Seller is the sole shareholder of International Processing Corporation, a Georgia corporation ("IPC"), and International Transportation Service, Inc., a Delaware corporation ("ITS"). Seller and Buyer entered into that Stock Purchase Agreement (the "Purchase Agreement") dated as of February 9, 1999, providing for the purchase and sale of all of the issued and outstanding shares of the capital stock of IPC and ITS. Any terms used in this Escrow Agreement with initial capitals that are not otherwise defined shall have the same meanings as ascribed to them in the Purchase Agreement.

                  B. Seller has agreed to adjust the Purchase Price and to indemnify Buyer for certain Liabilities under Sections 8.2 and 16.1 of the Purchase Agreement.

                  C. To ensure payment of certain obligations of Seller under the Purchase Agreement, Seller and Buyer have agreed to enter into this Escrow Agreement and to establish the Escrow Account (as defined below).

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and the mutual undertakings and agreements set forth in the Purchase Agreement and in this Escrow Agreement, Seller and Buyer hereby agree as follows:

         1.         Escrow Account.

                  (a) Amount. Upon the Closing, Buyer shall deposit $2 million (the "Initial Contribution") in an interest-bearing escrow account (the "Escrow Account") held by Norwest Bank Minnesota, N.A. (the "Escrow Agent"), for payment in accordance with this Escrow Agreement. The amount of the Initial Contribution and all interest earned thereon which is from time to time held in the Escrow Account shall be referred to herein as the "Escrowed Funds". Seller shall complete and provide to the Escrow Agent a Form W-9, and all interest earned on the Escrow shall be attributed to Seller or Buyer pro rata based on their respective rights to receive all or a portion of the Escrow as set forth herein.

                  (b) Losses; Shortfall. The Escrowed Funds shall be available for payment of any Shortfall, the existence of which shall be determined in accordance with the provisions of Section 8.2(f) of the Purchase Agreement, and any and all Losses which Buyer, IPC or ITS incurs as a result of, or with respect to, those items set forth in Section 16.1 of the Purchase Agreement, subject to the terms, conditions and Escrow Period set forth in the Purchase Agreement and this Escrow Agreement.

         2.       Escrow.

                  (a) Appointment. Seller and Buyer hereby appoint Norwest Bank Minnesota, N.A., as the Escrow Agent. This Escrow Agreement shall constitute escrow instructions to the Escrow Agent. The Escrow Agent shall deposit the Escrowed Funds in an interest-bearing money-market account at Norwest Bank Minnesota, N.A. or shall be invested in obligations of the United States or its agencies and shall retain or release the Escrowed Funds solely in accordance with this Escrow Agreement.

                  (b) Disbursements. If Buyer submits (i) the Closing Financial Statements of the Companies as finally determined in accordance with the Purchase Agreement showing current assets to be less than all Liabilities, thereby creating a Shortfall; (ii) an affidavit confirming the amount of the accounts receivable of the Companies that were not collected within 180 days following the Closing, (iii) a certificate to the Escrow Agent in the form attached hereto as Schedule 1, which has been acknowledged by Seller, or (iv) an arbitration award or order of a court of competent jurisdiction in Delaware, the Escrow Agent shall release promptly, but in any event within three business days, the stated amount, plus interest from the date hereof, to Buyer, IPC or ITS, as Buyer shall direct, with no further instructions or authorizations required from Seller. The Escrow Agent is entitled to rely on the Closing Financial Statements, Buyer's affidavit with respect to item (ii) or any arbitration award or order of a court presented to it regardless of any rights of the parties to proceed at law or challenge such award. If any funds remain in the escrow as of the expiration of the Escrow Period as provided herein, the Escrow Agent shall, within two business days after the expiration of such Escrow Period, release to Seller, or as Seller otherwise directs, the balance of the Escrowed Funds, plus any accrued interest; provided that if any amounts remain in dispute such disputed amount plus interest thereon shall be retained until the dispute is resolved.

                  (c) Costs; Termination. The escrow fees, costs and expenses payable to the Escrow Agent pursuant to Schedule 2 attached hereto shall be paid one-half by Seller and one-half by Buyer upon opening of the escrow. The escrow shall terminate when all Escrowed Funds are released as set forth herein or upon written instructions from Seller and Buyer.

         3.       Disputes.

                  (a) Notice. Buyer shall promptly provide notice to Seller of any claim, proceeding, damage, loss, liability, obligation, injury or action ("Claim"), pending or threatened, that could result in a Loss, as required under Sections 8.2 and 16.1 of the Purchase Agreement. Within 10 days after the date of such notice, Seller may elect in a written notice sent to Buyer and the Escrow Agent (if any portion of the Escrowed Funds is then retained by the Escrow Agent) to participate in or to assume the defense of any such Claim; provided that Seller must respond within a shorter time period (but not less than two business days) after the date of notice from Buyer if Buyer or IPC and ITS is required by law to respond or otherwise take action within 10 or fewer days or if the Escrow Period is scheduled to expire in 10 or fewer days. If Seller fails to provide notice of such an election, such failure shall be deemed to be an election not to participate in or to assume the defense and shall be deemed to be consent to any settlement approved by Buyer, and Buyer may defend or settle any such Claim in its absolute discretion. If the Claim is settled, the amount of the Loss set forth in any settlement agreement or other document shall be paid from the Escrowed Funds held by the Escrow Agent upon delivery to the Escrow Agent of the certificate described in Section 2(b).

                  (b) Release of Funds. In the event that Buyer submits a certificate to the Escrow Agent in the form attached hereto as Schedule 1 without the acknowledgment of Seller or the Closing Financial Statements, affidavit or court order required by Section 2(b) hereof, the Escrow Agent shall within five (5) business days send a copy of the notice to Seller by overnight courier. If the Escrow Agent thereafter receives from Seller within the following ten (10) business days (i) a certificate which has been acknowledged by Seller, then the Escrow Agent shall disburse that portion of the Escrowed Funds set forth in the certificate; (ii) a statement acknowledging that part of the Escrowed Funds claimed by Buyer are due and owing but disputing the amount, then the Escrow Agent shall release to Buyer the amount of Escrowed Funds which are not in dispute together with a copy of Seller's statement, and the difference shall be held in the Escrow Account until resolved as provided in this Escrow Agreement; or (iii) a statement disputing the entire amount claimed in such certificate, then the Escrow Agent shall not release any Escrowed Funds to Buyer until the dispute is resolved as provided in this Escrow Agreement. If Seller fails to respond to such notice within ten (10) days following the date on which such notice was delivered, Seller shall be deemed to have fully consented to the disbursement of the Escrowed Funds as requested in such certificate. This Section 3 shall not be applicable to any claims with respect to any Shortfall amount, which shall be determined solely in accordance with
Section 2(b)(i) and the applicable provisions of the Purchase Agreement.

                  (c) Retention of Funds. Except as provided in Section 2(b), in the event that the Escrow Agent has received conflicting instructions for disbursement of any Escrowed Funds or either Buyer or Seller shall have notified the Escrow Agent of any items in dispute (other than amounts relating to the Shortfall), the Escrow Agent shall not make any payment to Buyer or Seller of the Escrowed Funds in dispute or interest thereon until receipt of a court order or arbitration award related thereto.

         4. Escrow Period. The Escrowed Funds shall be available to Buyer for the Shortfall or Losses for a period of 185 days from the Closing Date (the "Escrow Period"), unless extended as provided below. To the extent that any portion of the Escrowed Funds remains in escrow on that date which is 185 days from the date of this Escrow Agreement, the Escrow Agent shall release the remainder of the Escrowed Funds to Seller or as Seller directs on such date, except that, to the extent that any Claim(s) for indemnification for any Loss or for the Shortfall is then pending, Buyer shall notify the Escrow Agent of the estimated amount of any such pending Claim(s) prior to such expiration, and the estimated aggregate amount of all such pending Claims shall remain in escrow until finally resolved as provided herein.

         5. Cooperation. The parties shall cooperate with one another, provide all necessary or appropriate information or documents and keep one another informed regarding any contest, dispute or proceeding with respect to any Claim or Loss.

         6. Additional Instructions. The parties hereto agree to sign additional or supplementary instructions reasonably required by the Escrow Agent that are not inconsistent with the terms of this Escrow Agreement, including, but not limited to those set forth below:

                  (a) Disbursements. Unless Escrow Agent is otherwise instructed in writing prior thereto, all disbursements of funds and/or instruments and/or documents deposited into this escrow shall be by United States mail to the designated parties in accordance with these Escrow Instructions, at their respective addresses shown herein.

                  (b) Deposit of Funds. Escrow Agent is authorized and directed to deposit any and all funds deposited in this Escrow Account in an "Escrow Trust Account" with Norwest Bank Minnesota, N.A. in the name of Escrow Agent pending the completion of this escrow. Until otherwise directed by the party entitled thereto, all disbursements shall be made by check of Escrow Agent on said account. Thereafter, upon written instructions from Seller, Escrow Agent shall invest the Escrow in an interest-bearing money-market account that invests in securities backed by the full faith and credit of the United States Treasury Department with maturities of no more than 90 days in the name of Escrow Agent as Trustee for the benefit of Seller. The parties acknowledge that one or more account(s) shall not be opened until a completed and fully executed Form W-9 is received.

                  (c) Disposal of Documents. Provided that Escrow Agent first gives Seller and Buyer thirty (30) days' prior written notice and furnishes upon request therefor copies of such materials, Escrow Agent is authorized to destroy or otherwise dispose of any and all documents, papers, instructions, correspondence and other material pertaining to this escrow at the expiration of five years from the Closing Date or the cancellation of this escrow, whichever is earlier, without liability and without further notice to the parties hereto.

                  (d) Conflicting Demands. If conflicting demands are made on Escrow Agent or notice is served upon Escrow Agent in connection herewith or any legal action is taken in connection with this escrow, Escrow Agent shall not be required to determine the same or take any action, but shall withhold and stop all further proceedings without liability therefor. In addition, Escrow Agent may file suit in interpleader or for declaratory relief. If Escrow Agent is required to respond to any legal summons or proceedings or if any action in interpleader or declaratory relief is brought by Escrow Agent, the other parties to this escrow jointly and severally, agree to pay all costs, expenses and reasonable attorneys' fees expended or incurred by Escrow Agent in connection therewith.

                  (e) Attorneys' Fees. Should any legal action be brought for the interpretation or enforcement of these Instructions to Escrow Agent or any term hereof, or due to any alleged dispute, breach, default or misrepresentation in connection with any provisions herein contained, the prevailing party shall be entitled to its reasonable attorneys' fees and costs and other costs incurred in any such action or proceeding and including any such action which results in an arbitration of the matters herein, in addition to such other relief as may be granted by the courts or arbitration proceedings.

                  (f) Further Assurances. Each of the parties agrees that it will, without further consideration, execute, acknowledge and deliver such other documents and take such other actions as may be reasonably requested by the other party in order to consummate the purposes and subject matter hereof.

                  (g) Assignment. No party hereto shall have any right whatsoever to voluntarily assign its rights or delegate its duties hereunder to any third party without the written consent of the other parties to this Escrow Agreement, which may be withheld in the other parties' sole discretion.

                  (h) Validity. If any provision of these Instructions to Escrow Agent may be prohibited by law or otherwise held invalid, such prohibition or invalidity shall be effective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective the remaining provisions of these Instructions to Escrow Agent.

                  (i) Survival. The covenants contained in the Escrow Agreement shall survive the Closing.

                  (j) Notices. All notices, requests, demands and other communications under this Agreement to the parties shall be in writing and shall be personally delivered or sent by commercial courier, facsimile (with the original by mail) or certified or registered mail, postage prepaid, to the following addresses:

                  Seller:                        Darling International Inc.
                                                 251 O'Connor Ridge Boulevard
                                                 Suite 300
                                                 Irving, Texas 75038
                                                 Attn:  Chairman of the Board
                                                 Facsimile:  (972) 717-3062

                  With a copy to:                Dechert Price & Rhoads
                                                 30 Rockefeller Plaza
                                                 New York, New York 10112
                                                 Attn:  Fredric J. Klink, Esq.
                                                 Facsimile:  (212) 698-3599

                  Buyer:                         Scope Products, Inc.
                                                 233 Wilshire Boulevard
                                                 Suite 310
                                                 Santa Monica, California 90401
                                                 Attn:  Meyer Luskin
                                                 Facsimile:  (310) 451-5371

                  With a copy to:                Arter & Hadden LLP
                                                 725 South Figueroa Street
                                                 Suite 3400
                                                 Los Angeles, California 90017
                                                 Attn: Kay Rustand, Esq.
                                                 Facsimile: (213) 617-9255



Any party may change its address for purposes of this Section by giving the other parties notice of the new address in the manner set forth herein. Any notice given as set forth herein shall be deemed to be received on the earlier of actual receipt or four (4) business days after being sent.

                  (k) Facsimile Deliveries. The signatures of any party hereto shall be deemed delivered to Escrow Agent when Escrow Agent receives a signed facsimile from the signatory. The party sending such a fax shall within a reasonable period of time thereafter follow up the fax signature by sending an originally executed copy of the faxed material to Escrow Agent. Escrow Agent shall have no liability and/or responsibility to obtain such originally executed document of the faxed material if it is not received by Escrow Agent.

                  The parties hereto agree to sign additional or supplementary instructions customarily required by the Escrow Agent that are not inconsistent with the terms of this Escrow Agreement.

         7. The Escrow Agent's Agreement. By signing below, the Escrow Agent agrees to act as the Escrow Agent and to open an escrow in accordance with this Escrow Agreement.

         8. Governing Law. The rights and obligations of Buyer, Seller, IPC and ITS with regard to the Escrowed Funds shall be governed by and construed in accordance with the laws of the State of Delaware. The duties and responsibilities of the Escrow Agent pursuant to this Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties to this Agreement agree that any federal or state court having jurisdiction in the State of Delaware shall be the venue for any action with respect to this Agreement. Each party consents to the jurisdiction of any federal or state court in such venue.

Each party also agrees that service of process with respect to an action in any such court may be made in accordance with the notice provisions of Section 6(j) of this Agreement.

         9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first set forth above.


                                         "BUYER"

                                         SCOPE PRODUCTS, INC.,
                                         a California corporation


                                         By:    /s/ Meyer Luskin
                                            ---------------------------
                                              Meyer Luskin
                                              Chief Executive Officer


                                         By:   /s/ John J. Crowley
                                            ---------------------------
                                             John J. Crowley
                                             Chief Financial Officer


                                        "SELLER"

                                         DARLING INTERNATIONAL INC.


                                         By:   /s/ Dennis B. Longmire
                                            ---------------------------
                                              Dennis B. Longmire
                                              Chief Executive Officer


                                         By:    /s/ John O. Muse
                                            ---------------------------
                                              John O. Muse
                                              Chief Financial Officer

ACKNOWLEDGED, AGREED AND ACCEPTED BY ESCROW AGENT:

NORWEST BANK MINNESOTA, N.A.




By:  /s/ Curtis D. Schwegman
Name: /s/ Curtis D. Schwegman
Title: /s/ Assistant Vice President

Address:          Norwest Center
                  Six Marquette Avenue
                  Minneapolis, Minnesota 55479-0069

Telephone:        612-667-2245
Telecopy:         612-667-9825

Escrow No. _________________

                                   Schedule 1

                       CERTIFICATE OF SCOPE PRODUCTS, INC.


To:



                  The undersigned hereby certifies that he is the President, Chief Executive Officer or Chief Financial Officer of Scope Products, Inc. ("Scope") and further certifies that, under Section 3 of that Escrow Agreement dated April 5, 1999, by and among Darling International Inc., a Delaware corporation, ("Seller"), and Scope, Scope or International Processing Corporation, a Georgia corporation ("IPC"), or International Transportation Service, Inc., a Delaware corporation ("ITS") has incurred a Loss/Shortfall in the amount of $__________. The total of all Losses incurred to date is $__________. Scope is entitled to payment. Please forward $__________ from Escrow No. __________ to :




                              SCOPE PRODUCTS, INC.




                                           By:
                                                 Name:
                                                 Title:

                                                 Dated:



ACKNOWLEDGED:



DARLING INTERNATIONAL INC.


By:
Name:
Title:


By:
Name:
Title: